THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

----------------------------------------------X---
                                                 :
IN RE                                            :      CHAPTER 11 CASES NOS.
                                                 :
AI REALTY MARKETING OF NEW YORK, INC.,           :      01-40252 (AJG) THROUGH
LASER ACQUISITION CORP., DDG I, INC.,
SUNBEAM AMERICAS HOLDINGS, LTD., ET AL.,         :      01-40290 (AJG)

                                                 :
                                                 :
                                                 :
                          DEBTORS.               :      (JOINTLY ADMINISTERED)
                                                 :
----------------------------------------------X---


               DEBTORS' SECOND AMENDED JOINT DISCLOSURE STATEMENT
                 PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE
                 -----------------------------------------------





                                         WEIL, GOTSHAL & MANGES LLP
                                         ATTORNEYS FOR THE DEBTORS
                                         767 FIFTH AVENUE
                                         NEW YORK, NEW YORK  10153
                                         (212) 310-8000





DATED: NEW YORK, NEW YORK
       OCTOBER 2, 2002

                                TABLE OF CONTENTS

                                                                                                      PAGE
                                                                                                      ----
I.       INTRODUCTION...................................................................................1

         A.       HOLDERS OF CLAIMS ENTITLED TO VOTE....................................................2

         B.       VOTING PROCEDURES.....................................................................2

         C.       CONFIRMATION HEARING..................................................................3

II.      OVERVIEW OF THE PLAN...........................................................................5

III.     GENERAL INFORMATION............................................................................7

         A.       OVERVIEW OF CHAPTER 11................................................................7

         B.       DESCRIPTION AND HISTORY OF BUSINESS...................................................8

IV.      EVENTS PRECEDING THE COMMENCEMENT OF THE CHAPTER 11 CASES......................................9

         A.       COLEMAN, SIGNATURE BRANDS AND FIRST ALERT ACQUISITIONS................................9

         B.       DEBT FINANCING.......................................................................10

         C.       SUBORDINATED NOTES EXCHANGE OFFER....................................................11

         D.       AMENDMENTS TO BANK CREDIT AGREEMENT..................................................11

         E.       RESTATEMENT OF FINANCIAL RESULTS; CHANGE OF AUDITORS.................................12

         F.       MANAGEMENT AND BOARD CHANGES.........................................................13

         G.       SETTLEMENT OF COLEMAN RELATED CLAIMS.................................................14

         H.       SECURITIES LITIGATION AND RELATED CLAIMS.............................................14

         I.       THE SMOKE ALARM CLASS ACTION LITIGATION..............................................14

         J.       ENVIRONMENTAL INSURANCE LITIGATION...................................................16

         K.       2000 FINANCIAL PERFORMANCE...........................................................17

         L.       PREPETITION NEGOTIATIONS.............................................................18

V.       THE REORGANIZATION CASES......................................................................19

         A.       COMMENCEMENT OF THE CHAPTER 11 CASES.................................................19

         B.       ADMINISTRATION OF THE CHAPTER 11 CASES...............................................19

                  1.       Operational Matters.........................................................19

                  2.       Cash Management.............................................................19

                  3.       Debtor-in-Possession and Receivables Financing..............................19

                  4.       Assets Sales During Chapter 11 Cases........................................20

                  5.       Sunbeam Group Business Realignment..........................................20

         C.       CREDITORS' COMMITTEE.................................................................21

                                                   TABLE OF CONTENTS
                                                       (CONTINUED)


                                                                                                      PAGE
                                                                                                      ----
         D.       2001 FINANCIAL PERFORMANCE...........................................................22

         E.       POSTPETITION NEGOTIATIONS............................................................22

VI.      THE SECOND AMENDED PLAN OF REORGANIZATION.....................................................23

         A.       CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS..........................23

                  1.       Administrative Expense Claims...............................................23

                  2.       Compensation and Reimbursement Claims.......................................24

                  3.       Priority Tax Claims.........................................................24

                  4.       Class 1 - Other Priority Claims.............................................25

                  5.       Class 2 - Other Secured Claims..............................................25

                  6.       Class 3 - Secured Bank Claims...............................................25

                  7.       Class 4 - General Unsecured Claims..........................................26

                  8.       Class 5 - Affiliate Claims..................................................26

                  9.       Class 6 - Equity Interests..................................................27

         B.       TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES................................27

         C.       CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN.....................................29

         D.       CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE PLAN....................................30

         E.       IMPLEMENTATION AND EFFECT OF CONFIRMATION OF THE PLAN................................31

         F.       DISCHARGE AND INJUNCTION.............................................................32

         G.       SUMMARY OF OTHER PROVISIONS OF THE PLAN..............................................33

                  1.       Retiree Benefits............................................................33

                  2.       Continuation of Pension Plans...............................................33

                  3.       By-laws and Certificates of Incorporation...................................33

                  4.       Amendment or Modification of the Plan.......................................34

                  5.       Assumed Indemnification Obligations.........................................34

                  6.       Releases....................................................................34

                  7.       Cancellation of Existing Securities and Agreements..........................35

                  8.       Revocation or Withdrawal of the Plan........................................35

                  9.       Claims Extinguished.........................................................35

                  10.      Effectuating Documents and Further Transactions.............................35

                  11.      Corporate Action............................................................36

                                                     TABLE OF CONTENTS
                                                        (CONTINUED)


                                                                                                      PAGE
                                                                                                      ----
                  12.      Exculpation.................................................................36

                  13.      Plan Supplement.............................................................37

                  14.      Retention of Jurisdiction...................................................37

                  15.      Exemption from Transfer Taxes...............................................38

                  16.      Post-Effective Date Fees and Expenses.......................................38

                  17.      Payment of Statutory Fees...................................................38

                  18.      Severability................................................................38

                  19.      Binding Effect..............................................................38

                  20.      Governing Law...............................................................39

                  21.      Notices.....................................................................39

                  22.      Withholding and Reporting Requirements......................................39

                  23.      Sections 1125 and 1126 of the Bankruptcy Code...............................40

                  24.      Allocation of Plan Distributions............................................40

VII.     CONFIRMATION AND CONSUMMATION PROCEDURE.......................................................40

         A.       SOLICITATION OF VOTES................................................................40

         B.       THE CONFIRMATION HEARING.............................................................41

         C.       CONFIRMATION.........................................................................41

                  1.       Acceptance..................................................................42

                  2.       Unfair Discrimination and Fair and Equitable Tests..........................42

                  3.       Feasibility.................................................................42

                  4.       Best Interests Test.........................................................43

         D.       CONSUMMATION.........................................................................43

VIII.    MANAGEMENT OF THE REORGANIZED DEBTORS.........................................................44

         A.       BOARDS OF DIRECTORS AND MANAGEMENT...................................................44

                  1.       Boards of Directors.........................................................44

                  2.       Officers....................................................................44

                  3.       Identity of the Principal Debtors' Executive Management.....................44

         B.       COMPENSATION OF THE PRINCIPAL DEBTORS' EXECUTIVE MANAGEMENT..........................45

         C.       MANAGEMENT EQUITY PLANS..............................................................45

                  1.       Management Equity Plans.....................................................45

         D.       CONTINUATION OF EXISTING BENEFIT PLANS AND D&O INSURANCE.............................48


                                                 TABLE OF CONTENTS
                                                     (CONTINUED)


                                                                                                      PAGE
                                                                                                      ----
         E.       RESTRUCTURING TRANSACTIONS...........................................................48

IX.      VALUATION.....................................................................................48

X.       CERTAIN RISK FACTORS TO BE CONSIDERED.........................................................51

         A.       CERTAIN BANKRUPTCY LAW CONSIDERATIONS................................................51

                  1.       Risk of Non-Confirmation of the Plan........................................51

                  2.       Risk of Non-Occurrence of the Effective Date................................51

                  3.       Risks Related to the Sunbeam Corporation Plan...............................51

         B.       RISKS TO RECOVERY BY HOLDERS OF SECURED BANK CLAIMS..................................52

                  1.       Possible Economic Slowdown..................................................52

                  2.       International Exposure......................................................52

                  3.       Need to Develop New Products................................................52

                  4.       Competitive Conditions......................................................52

                  5.       Customers...................................................................52

                  6.       Critical Raw Materials and Components.......................................53

                  7.       Dependence Upon Third-Party Suppliers and Service Providers.................53

                  8.       Production Related Risks....................................................53

                  9.       Weather Conditions..........................................................54

                  10.      Reliance on Key Personnel...................................................54

                  11.      Adverse Publicity...........................................................54

                  12.      Ability to Refinance Certain Indebtedness...................................54

                  13.      Foreign Working Capital Lines...............................................54

                  14.      Projected Financial Information.............................................55

XI.      CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND THE SUNBEAM CORPORATION PLAN..........55

         A.       Consequences to the Debtors..........................................................56

                  1.       Cancellation of Debt........................................................56

                  2.       Limitation on NOL Carryforwards and Other Tax Attributes....................56

                  3.       Alternative Minimum Tax.....................................................58

                  4.       Possible Transfer of Assets to Newco........................................58

XII.     ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN.....................................59

         A.       LIQUIDATION UNDER CHAPTER 7..........................................................59


                                               TABLE OF CONTENTS
                                                  (CONTINUED)


                                                                                                      PAGE
                                                                                                      ----
         B.       ALTERNATIVE PLAN OF REORGANIZATION...................................................60

XIII.    CONCLUSION AND RECOMMENDATION.................................................................60


                                TABLE OF CONTENTS
                                   (CONTINUED)

EXHIBIT A         Plan of Reorganization

EXHIBIT B         Disclosure Statement Order

EXHIBIT C         Sunbeam Corporation's Audited Consolidated Financial Statements for the fiscal year ended
                  December 31, 2001

EXHIBIT D         Sunbeam Corporation's Unaudited Consolidated Financial Information for the two fiscal quarters ended June 30, 2002

EXHIBIT E         Projected Financial Information


                                I. INTRODUCTION

                  AI Realty Marketing of New York, Inc., Laser Acquisition Corporation, DDG I, Inc., Sunbeam Americas Holdings, Ltd. and substantially all of their direct and indirect domestic operating subsidiaries(1) (collectively, the "Debtors") submit this amended Disclosure Statement (the "Disclosure Statement") pursuant to section 1125 of title 11 of the United States Code (the "Bankruptcy Code") to holders of claims against and equity interests in the Debtors in connection with (i) the solicitation of acceptances of the Debtors' Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated October 2, 2002 (as the same may be amended, the "Plan"), filed by the Debtors with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") and (ii) the hearing to consider confirmation of the Plan (the "Confirmation Hearing") to be scheduled on November 20, 2002. Sunbeam Corporation ("Sunbeam Corporation"), the parent corporation of the Debtors, and a debtor-in-possession in a separately administered chapter 11 case pending in the Bankruptcy Court, has filed with the Bankruptcy Court a separate third amended plan of reorganization, dated October 2, 2002 (as the same may be amended, the "Sunbeam Corporation Plan" and, together with the Plan, the "Plans") and a related disclosure statement. Unless otherwise defined herein, all capitalized terms contained herein shall have the meanings ascribed to them in the Plan.

                  Attached as Exhibits to this Disclosure Statement are copies of the following documents:

         o    The Plan (Exhibit A);

         o Order of the Bankruptcy Court dated October 9, 2002 (the "Disclosure Statement Order"), among other things, approving this Disclosure Statement and establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan (Exhibit B);

         o Sunbeam Corporation's Audited Consolidated Financial Statements for the fiscal year ended December 31, 2001 (Exhibit C);

         o Sunbeam Corporation's Unaudited Consolidated Financial Information for the two fiscal quarters ended June 30, 2002 (Exhibit D);

         o    Projected Financial Information (Exhibit E).

                  In addition, a Ballot for the acceptance or rejection of the Plan is enclosed with the Disclosure Statement submitted to the holders of Claims that the Debtors believe may be entitled to vote to accept or reject the Plan.

--------

(1) The direct and indirect domestic operating subsidiaries that are debtors in these chapter 11 cases are: Beacon Exports, Inc.; BRK Brands, Inc.; CC Outlet, Inc.; CMO, Inc.; Coleman Argentina, Inc.; Coleman International Holdings, LLC; Coleman Powermate, Inc.; Coleman Puerto Rico, Inc.; Coleman Venture Capital, Inc.; Coleman Worldwide Corp.; Family Gard, Inc.; First Alert, Inc.; General Archery Industries, Inc.; GHI I, Inc.; JGK, Inc.; Kaimona, Inc.; Kansas Acquisition Corp.; L.A. Services, Inc.; Nippon Coleman, Inc.; Packs & Travel Corporation; Pearson Holdings, Inc.; PH III, Inc.; River View Corporation of Barling, Inc.; Sierra Corporation of Fort Smith, Inc.; SI II, Inc.; Sunbeam Corporation Health & Safety Company; Sunbeam Corporation Latin America, LLC; Sunbeam Corporation Products, Inc.; Sunbeam Corporation Services, Inc.; Survival Gear, Inc.; Thalia Products Inc.; The Coleman Company, Inc.; THL-FA IP Corp; Vero Dunes Venturer, Inc.; and Woodcraft Equipment Company.

                  On October 9, 2002, after notice and a hearing, the Bankruptcy Court signed the Disclosure Statement Order approving this Disclosure Statement as containing adequate information of a kind and in sufficient detail to enable hypothetical, reasonable investors typical of the Debtors' creditors to make an informed judgment whether to accept or reject the Plan. APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

                  The Disclosure Statement Order, a copy of which is annexed hereto as Exhibit B, sets forth in detail the deadlines, procedures and instructions for voting to accept or reject the Plan and for filing objections to confirmation of the Plan, the record date for voting purposes and the applicable standards for tabulating Ballots. In addition, detailed voting instructions accompany each Ballot. Each holder of a Claim entitled to vote on the Plan should read the Disclosure Statement, the Plan, the Disclosure Statement Order and the instructions accompanying the Ballot in their entirety before voting on the Plan. These documents contain important information concerning the classification of Claims and Equity Interests for voting purposes and the tabulation of votes. No solicitation of votes to accept the Plan may be made except pursuant to section 1125 of the Bankruptcy Code.

A.       HOLDERS OF CLAIMS ENTITLED TO VOTE
         ----------------------------------

                  Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired and that are not deemed to have rejected a proposed chapter 11 plan are entitled to vote to accept or reject such plan. Classes of claims or equity interests in which the holders of claims or equity interests are unimpaired under a chapter 11 plan are deemed to have accepted the plan and are not entitled to vote to accept or reject the plan. Classes of claims or equity interests in which the holders of claims or equity interests will receive no recovery under a chapter 11 plan are deemed to have rejected the plan and are not entitled to vote to accept or reject the plan. For a detailed description of the treatment of Claims and Equity Interests under the Plan, see Section VI. of the Disclosure Statement.

                  Class 3 (Secured Bank Claims) and Class 5 (Affiliate Claims) are the only impaired Classes under the Plan. Claims in each of Class 1 (Other Priority Claims), Class 2 (Other Secured Claims) and Class 4 (General Unsecured Claims) and Equity Interests in Class 6 (Equity Interests) will, pursuant to the Plan, be rendered unimpaired or reinstated in accordance with section 1124 of the Bankruptcy Code. Accordingly, holders of Claims and Equity Interests in Classes 1, 2, 4, and 6 are deemed to have accepted the Plan and only holders of Claims in Class 3 (Secured Bank Claims) are entitled to vote to accept or reject the Plan.

                  The Bankruptcy Code defines "acceptance" of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan. For a more detailed description of the requirements for confirmation of the Plan, see Section VII. of the Disclosure Statement.

B.       VOTING PROCEDURES
         -----------------

                  If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan. Please vote and return your Ballot to:

                           SUNBEAM OPERATING SUBSIDIARIES
                           c/o Bankruptcy Services, Inc.
                           Heron Tower
                           70 East 55th Street, 6th Floor
                           New York, New York  10022

                  DO NOT RETURN ANY SECURITIES OR NOTES WITH YOUR BALLOT.

                  TO BE COUNTED, YOUR BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED BY NO LATER THAN 4:00 P.M., EASTERN TIME, ON NOVEMBER 8, 2002. ANY EXECUTED BALLOT RECEIVED THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN SHALL BE DEEMED TO CONSTITUTE AN ACCEPTANCE OF THE PLAN.

                  Pursuant to the Disclosure Statement Order, the Bankruptcy Court set October 9, 2002 as the record date for voting on the Plan. Accordingly, only holders of record as of October 9, 2002 that otherwise are entitled to vote under the Plan will receive a Ballot and may vote on the Plan.

                  If you are a holder of a Claim entitled to vote on the Plan and did not receive a Ballot, received a damaged Ballot or lost your Ballot, or if you have any questions concerning the Disclosure Statement, the Plan or the procedures for voting on the Plan, please call Ms. Kathy Gerber of Bankruptcy Services, Inc. at (212) 376-8494, extension 114.

C.       CONFIRMATION HEARING
         --------------------

                  Pursuant to section 1128 of the Bankruptcy Code, the Confirmation Hearing will be held on November 20, 2002, commencing at 10:00 a.m. Eastern Time, before the Honorable Arthur J. Gonzalez, United States Bankruptcy Judge, at the United States Bankruptcy Court for the Southern District of New York, One Bowling Green, New York, New York 10004, or such other location as the Bankruptcy Court directs. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be served and filed so that they are received November 8, 2002, at 4:00 p.m. Eastern Time, in the manner described below in
Section VII.A. of the Disclosure Statement. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

                  THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS ANOTHER TIME IS SPECIFIED HEREIN, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT SHALL NOT CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION STATED SINCE THE DATE HEREOF. HOLDERS OF CLAIMS ENTITLED TO VOTE SHOULD CAREFULLY READ THE DISCLOSURE STATEMENT, IN ITS ENTIRETY, INCLUDING THE PLAN, PRIOR TO VOTING ON THE PLAN.

                  FOR THE CONVENIENCE OF HOLDERS OF CLAIMS AND EQUITY INTERESTS, THIS DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN, BUT THE PLAN ITSELF QUALIFIES ALL SUMMARIES. IF ANY INCONSISTENCY EXISTS BETWEEN THE PLAN AND THE DISCLOSURE STATEMENT, THE TERMS OF THE PLAN ARE CONTROLLING. THE DISCLOSURE STATEMENT

MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, AND NOTHING STATED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN ON THE DEBTORS OR HOLDERS OF CLAIMS OR EQUITY INTERESTS. CERTAIN OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, BY NATURE, ARE FORWARD-LOOKING AND CONTAIN ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES. ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD CAREFULLY READ AND CONSIDER FULLY THE RISK FACTORS SET FORTH IN ARTICLE X. OF THIS DISCLOSURE STATEMENT.

                  SUMMARIES OF CERTAIN PROVISIONS OF AGREEMENTS REFERRED TO IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, THE FULL TEXT AND TO ALL OF THE PROVISIONS OF THE APPLICABLE AGREEMENT, INCLUDING THE DEFINITIONS OF TERMS CONTAINED IN SUCH AGREEMENT.

                  THE DEBTORS BELIEVE THAT THE PLAN WILL ENABLE THEM TO SUCCESSFULLY REORGANIZE AND ACCOMPLISH THE OBJECTIVES OF CHAPTER 11 AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS, THEIR CREDITORS AND ALL PARTIES IN INTEREST.

                                   II. OVERVIEW OF THE PLAN

                  The following table briefly summarizes the classification and treatment of Claims and Equity Interests under the Plan:

                     SUMMARY OF CLASSIFICATION AND TREATMENT
                  OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN


         Type of Claim                                                                         Estimated
 Class   or Equity Interest        Treatment                                                   Recovery
 -----   ------------------        ---------                                                   --------
   --    Administrative Expense    Unimpaired;  paid in full, in Cash, or in accordance with     100%
         Claims                    the terms and conditions of transactions or
                                   agreements relating to obligations incurred
                                   in the ordinary course of business during the
                                   pendency of the Chapter 11 Cases or assumed
                                   by the Reorganized Debtors.

   --    Priority Tax Claims       Unimpaired;  except to the extent paid prior to Effective     100%
                                   Date or agrees to a  different  treatment,  at the option
                                   of the  Debtors  either  (i) paid  in full,  in Cash,  or
                                   (ii) paid  over  a  six-year  period  from  the  date  of
                                   assessment  as provided in section  1129(a)(9)(C)  of the
                                   Bankruptcy  Code with interest  payable at a rate of 8.0%
                                   per annum or as otherwise  established  by the Bankruptcy
                                   Court;  provided,  however,  that the Debtors must obtain
                                   the consent of the Banks in order to elect option (i).

   1     Other Priority Claims     Unimpaired;  except to the extent paid prior to Effective     100%
                                   Date or agrees to a  different  treatment,  paid in full,
                                   in Cash.

   2     Other Secured Claims      Unimpaired;  except to the extent paid prior to Effective     100%
                                   Date or agrees to a  different  treatment,  at the option
                                   of  the  Reorganized  Debtors  either  (i) reinstated  by
                                   curing  all   outstanding   defaults,   with  all  legal,
                                   equitable and  contractual  rights  remaining  unaltered,
                                   (ii) paid in full, in Cash, plus interest  required to be
                                   paid pursuant to section 506(b) of the  Bankruptcy  Code,
                                   or (iii) fully  and  completely  satisfied by delivery or
                                   retention of the  Collateral  securing the Other  Secured
                                   Claims  and  payment  of  interest  required  to be  paid
                                   pursuant  to  section  506(b)  of  the  Bankruptcy  Code;
                                   provided,  however,  that the  Debtors  must  obtain  the
                                   consent of the Banks in order to elect option (ii).



                                       5


        Type of Claim                                                                         Estimated
 Class   or Equity Interest        Treatment                                                   Recovery
 -----   ------------------        ---------                                                   --------
   3     Secured Bank Claims(2)    Impaired;   receipt  of  (i)  the  guarantees  and  Liens     N/A(3)
                                   granted  pursuant to the New Bank  Guarantee and Security
                                   Agreement;  (ii) in the event the  Debtors  determine  to
                                   transfer all or part of the Selected  Businesses to Newco
                                   in  accordance  with  Section 6.7 of the Plan,  the Newco
                                   Class B  Stock;  and  (iii)  the  releases  set  forth in
                                   Section  10.4 of the Plan.  In  addition,  each holder of
                                   an  Allowed  Secured  Bank  Claim  shall be  entitled  to
                                   retain  all  amounts  paid  to  it or on  its  behalf  as
                                   adequate  protection  or otherwise,  and the  Reorganized
                                   Debtors  will  continue to pay the  professional  fees of
                                   the holders of the Allowed  Secured Bank Claims after the
                                   Confirmation  Date with  respect to matters  relating  to
                                   the Plan or the Chapter 11 Cases in  accordance  with the
                                   terms  and   conditions  of  the  orders   approving  the
                                   Post-Petition Bank Credit Agreement.

   4     General Unsecured Claims  Reinstated  and rendered  unimpaired in  accordance  with     100%
                                   section 1124 of the Bankruptcy Code.

   5     Affiliate Claims          Impaired;    offset,   contributed   and/or   distributed     N/A(4)
                                   (directly or indirectly) to the applicable Debtor.

   6     Equity Interests          Reinstated  and rendered  unimpaired in  accordance  with     100%
                                   section 1124 of the Bankruptcy Code.


------------------
(2) The Secured Bank Claims shall be deemed Allowed Claims in the amount of $1,602,489,994.

(3) The Banks are receiving, pursuant to the Plan, from each of the Debtors, secured guarantees of the new secured term notes ($100,000,000) (the "New Secured Term Notes") to be issued by Sunbeam Corporation pursuant to the Sunbeam Corporation Plan. Because the Banks' recoveries under the Plan are principally in the form of guarantees, rather than principal debt obligations, it is impossible to accurately estimate the percentage recovery afforded to the Banks pursuant to the Plan. Please refer to the Sunbeam Corporation Plan for an estimate of the aggregate recoveries afforded to the Banks thereunder.

(4) Pursuant to the Plan, the Affiliate Claims shall be extinguished by either offset, the distribution or contribution of such Affiliate Claims, or otherwise (as determined by the Debtors and Sunbeam Corporation) on and after the Effective Date.

                            III. GENERAL INFORMATION


A.       OVERVIEW OF CHAPTER 11
         ----------------------

                  Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11 of the Bankruptcy Code, a debtor is authorized to reorganize its business for the benefit of itself, its creditors and its equity interest holders. In addition to permitting the rehabilitation of a debtor, another goal of chapter 11 is to promote equality of treatment for similarly situated creditors and similarly situated equity interest holders with respect to the distribution of a debtor's assets.

                  The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the commencement date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a "debtor-in-possession."

                  The consummation of a plan of reorganization is the principal objective of a chapter 11 reorganization case. A plan of reorganization sets forth the means for satisfying claims against and equity interests in a debtor. Confirmation of a plan of reorganization by the bankruptcy court binds the debtor, any issuer of securities under the plan, any person acquiring property under the plan and any creditor or equity interest holder of a debtor. Subject to certain limited exceptions, the order approving confirmation of a chapter 11 plan discharges a debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan.

                  Certain holders of allowed claims against and interests in a debtor are permitted to vote to accept or reject the plan. Prior to soliciting acceptances of the proposed plan, however, section 1125 of the Bankruptcy Code requires a debtor to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding the plan.

B.       DESCRIPTION AND HISTORY OF BUSINESS
         -----------------------------------

                  Sunbeam Corporation is the ultimate parent corporation of the Debtors and certain non-debtor subsidiaries(5) (the "Non-Debtor Affiliates"). The Debtors, together with Sunbeam Corporation and the Non-Debtor Affiliates, are referred to herein as the "Sunbeam Group." The Sunbeam Group manufactures, markets and distributes durable household and outdoor leisure consumer products through mass market and other consumer channels in the United States and internationally. The Sunbeam Group also sells its products to professionals and commercial end users such as small businesses. The Sunbeam Group's principal products include household kitchen appliances; scales and health monitoring and care products for home use; electric blankets and throws; clippers and trimmers for professional and animal uses; smoke and carbon monoxide detectors; outdoor barbecue grills; camping equipment, including tents, lanterns, sleeping bags and stoves; coolers; backpacks; and portable generators and compressors. The Sunbeam Group also operates 18 retail stores in the United States and Canada, which sell primarily Coleman brand products for retail sale to consumers.

                  For the fiscal year ended December 31, 2001, the Sunbeam Group, on a consolidated basis, reported net sales of approximately $2,004,215,000 and operating losses of approximately $65,345,000. As of December 31, 2001, the Sunbeam Group's consolidated books and records reflected assets totaling approximately $1,560,743,000 and liabilities totaling approximately $3,168,835,000 resulting in a net deficit of $1,608,092,000 and after deducting intangible assets, an adjusted deficit of $2,173,591,000. As of June 30, 2002, the Sunbeam Group had approximately 8,700 full-time and part-time employees of which approximately 5,100 are employed in the United States. The Sunbeam Group is party to a collective bargaining agreement with its hourly employees located at its manufacturing plant in Aurora, Illinois. In addition, the Sunbeam Group's production employees in France and Italy and its employees in Mexico and Venezuela are represented by unions.


--------------
(5) The principal non-debtor subsidiaries are: Application Des Gaz, S.A.S. (France); Australian Coleman, Inc.; Bafiges S.A.S. (France); BRK Brands Europe Limited (England and Wales); Camping Gaz CS Spol S.R.O. (Czech Republic); Camping Gaz GmbH (Austria); Camping Gaz Great Britain, L.T.D. (Great Britain); Camping do Brasil (Brazil); Camping Gaz International Deutschland GmbH (Germany); Camping Gaz Hellas (Greece); Camping Gaz International Portugal, L.T.D. (Portugal); Camping Gaz Italie S.r.L. (Italy); Camping Gaz Poland (Poland); Camping Gaz Senegal (Senegal); Camping Gaz Suisse A.G. (Switzerland); CC Gaz Hungary (C. Gax Kft.); Coleman Argentina S.A. (Argentina); Coleman Asset Diversification, Inc.; Coleman Asia Limited (Hong Kong); Coleman Benelux B.V. (Netherlands); Coleman Brands Pty Limited (Australia); Coleman Brands Pty Ltd.; Coleman do Brasil Ltda. (Brazil); Coleman Country Ltd.; Coleman Deutschland GmbH (Germany); Coleman Europe BVBA (Belgium); Coleman International SARL (LLC) (Switzerland); Coleman Japan Co., Ltd. (Japan); Coleman Latin America, LLC; Coleman Life Styles KK (Japan); Coleman Mexico S.A. de C.V. (Mexico); Coleman Powermate International, Inc.; Coleman SVB S.r.L (Italy); Coleman Taymar Limited (England and Wales); Coleman UK Holdings Limited (England and Wales); Coleman UK PLC (England and Wales); Electronica BRK de Mexico S.A. de C.V. (Mexico); Epigas International Limited; Oster de Venezuela, S.A. (Venezuela); Productos Coleman, S.A. (Spain); RRR Funding LLC; Servicios Sunbeam-Coleman De Mexico, S.S. de C.V.; SI China Ventures, Ltd. (Hong Kong); Sunbeam Asset Diversification, Inc.; Sunbeam Corporation (Canada) Limited (Ontario); Sunbeam Corporation Europe SARL (France); Sunbeam Europe S.A.S.; Sunbeam Holdings S.A. de C.V. (Mexico); Sunbeam International (Asia), Ltd.; Sunbeam Mexicana S.A. de C.V. (Mexico); Sunbeam Oster de Acuna S.A. de C.V. (Mexico); Sunbeam Oster de Matarmoros S.A. de C.V. (Mexico); Sunbeam Oster International (FSC), Inc. (Barbados); and Taymar Gas Limited.

                            IV. EVENTS PRECEDING THE
                      COMMENCEMENT OF THE CHAPTER 11 CASES

                  Sunbeam Corporation has been operating with significant debt since March 1998, when prior management caused Sunbeam Corporation to borrow approximately $2,000,000,000 under a new Bank Credit Agreement among Sunbeam Corporation, the Debtor Guarantors and certain Non-Debtor Affiliate guarantors, and the Banks (as amended, modified and supplemented through and including the Commencement Date, the "Bank Credit Agreement"), and through the issuance of zero coupon debentures due 2018 (the "Subordinated Notes") pursuant to the trust indenture, dated as of March 25, 1998, between Sunbeam Corporation, as issuer of the Subordinated Notes and the Indenture Trustee (the "Subordinated Notes Indenture"). See IV.B. below. The approximately $2,000,000,000 was used to fund the acquisition of The Coleman Company, Inc. ("Coleman"), Signature Brands, Inc. ("Signature Brands") and First Alert, Inc. ("First Alert"), and to repay or defease (and pay associated penalties and premiums) debt at such companies and certain indebtedness of Sunbeam Corporation. Immediately prior to the Commencement Date, Sunbeam Corporation's principal liquidated institutional debt obligations were as follows: (i) approximately $1,725,000,000 under the Bank Credit Agreement (inclusive of $72,000,000 of letters of credit later rolled into the Post-Petition Bank Credit Agreement (the "DIP Credit Facility") and $50,300,000 of supplemental revolving loans subsequently repaid with borrowings under the DIP Credit Facility) and (ii) approximately $864,000,000 in accreted amount of the Subordinated Notes.

                  Furthermore, since approximately the second quarter of 2000, and through the Commencement Date, and for some period thereafter, the Sunbeam Group's sales have been adversely affected by a reduction in retailer purchases generally, as retailers sought to reduce their inventories in many of the categories in which the Sunbeam Group participates, and slowing retail sales of consumer durables generally since the first quarter of 2000 and through the Commencement Date, and for some period thereafter. The Sunbeam Group's sales also were adversely affected by reduced sales of certain outdoor products, including portable generators, that had unusually high sales during 1999 due to Year 2000 concerns ("Year 2000 Products") and the absence of severe storm activity during 2000 which also adversely affected sales of Year 2000 Products. The foregoing has significantly reduced the Sunbeam Group's sales and earnings, and the reduction in sales coupled with the extreme size of Sunbeam Corporation's debt has resulted in Sunbeam Corporation being unable to support its debt service requirements.

A.       COLEMAN, SIGNATURE BRANDS AND FIRST ALERT ACQUISITIONS
         ------------------------------------------------------

                  On March 2, 1998, Sunbeam Corporation announced that it had entered into separate agreements to acquire three businesses: Coleman, Signature Brands and First Alert.

                  On March 30, 1998, pursuant to a merger agreement dated as of February 27, 1998, Sunbeam Corporation, through a wholly owned subsidiary, acquired approximately 81% of the then outstanding shares of Coleman common stock from an affiliate of MacAndrews & Forbes Holdings Inc. ("M&F"), in exchange for 14,099,749 shares of Sunbeam Corporation's common stock and approximately $160,000,000 in cash. In addition, Sunbeam Corporation assumed or repaid approximately $1,016,000,000 in debt of Coleman and its parent corporations. Immediately after the acquisition, as a result of the exercise of Coleman employee stock options, Sunbeam Corporation's ownership of Coleman decreased to about 79% of the outstanding shares of Coleman common stock.

                  On April 3, 1998, Sunbeam Corporation acquired more than 90% of the stock of each of Signature Brands and First Alert in cash tender offers. On April 6, 1998, Sunbeam Corporation acquired the remaining shares of each of Signature Brands and First Alert in merger transactions. Sunbeam Corporation paid approximately $255,000,000 in cash, including the satisfaction of antecedent debt obligations, to acquire Signature Brands. Sunbeam Corporation paid approximately $133,000,000 in cash and assumed approximately $49,000,000 in debt, a total consideration of approximately $182,000,000, to acquire First Alert. Signature Brands was a leading manufacturer of a comprehensive line of consumer and professional products, including coffee makers marketed under the Mr. Coffee(R) brand name and consumer and professional scales marketed under the Health o Meter(R) and Pelouze(R) brand names. Subsequent to the acquisition, Signature Brands was merged with and into Sunbeam Products. First Alert is the worldwide leader in residential safety equipment, including smoke and carbon monoxide detectors marketed under the First Alert(R) brand name.

                  In January 2000, pursuant to a second merger agreement dated February 27, 1998 (the "Coleman Merger Agreement"), Sunbeam Corporation acquired the remaining publicly held Coleman shares pursuant to a merger transaction (the "Coleman Minority Close-Out"). In connection with the Coleman Minority-Close-Out, the remaining Coleman stockholders (other than stockholders seeking appraisal rights under Delaware law) received 0.5677 of a share of Sunbeam Corporation's common stock and $6.44 in cash for each share of Coleman common stock they owned, aggregating approximately 6,700,000 shares of Sunbeam Corporation's common stock and $87,000,000 in cash. The approximate $87,000,000 aggregate cash payment included $4,800,000 related to the cash out of the remaining Coleman employee options, in accordance with the Coleman Merger Agreement, which occurred in December 1999.

                  In the fourth quarter of 1998, Sunbeam Group recorded a $62.5 million charge for the write-off of the carrying value of First Alert's goodwill. As a result of the significant losses incurred by First Alert, as well as its future prospects, Sunbeam Corporation determined that the goodwill relating to the First Alert acquisition was impaired and, based on the determination of fair value, wrote off the net carrying value of the goodwill. This charge is reflected in SG&A expense in the 1998 Consolidated Statement of Operations.

                  During the fourth quarter of 2000, as a result of the general weakening in the business from the prior year, combined with significant acquisition related debt, as well as the future prospects of the businesses, Sunbeam Group determined that the goodwill resulting from the acquisitions of Coleman and Signature Brands was impaired. As a result, based upon estimates of the fair value of Coleman and Signature Brands, Sunbeam Corporation recorded a $1.052 billion charge that is reflected in the operating loss in the Consolidated Statements of Operations. The goodwill impairment charge recorded is comprised of all of the remaining carrying value of the goodwill associated with Sunbeam Corporation's acquisition of Coleman (approximately $916 million) and Signature Brands (approximately $136 million).

B.       DEBT FINANCING
         --------------

                  In March 1998, in order to finance the acquisitions of Coleman, Signature Brands and First Alert, and to effectuate the repayment of substantially all of the outstanding indebtedness of Sunbeam Corporation and the three acquired companies (Coleman, Signature Brands and First Alert), Sunbeam Corporation (i) completed an offering of the Subordinated Notes pursuant to the Subordinated Notes Indenture, at a yield to maturity of 5% (or approximately $2,014,000,000 principal amount at maturity), which resulted in approximately

$730,000,000 of net proceeds to Sunbeam Corporation, and (ii) borrowed approximately $1,325,000,000 under the Bank Credit Agreement.

                  The Subordinated Notes are obligations of Sunbeam Corporation only and are unsecured. Pursuant to Article 10 of the Subordinated Notes Indenture, the Subordinated Notes and the claims of the Subordinated Noteholders, as such term is defined within the Sunbeam Corporation Plan, are contractually subordinate in right of payment to the payment in full of the claims of the Banks. Obligations to the Banks under the Bank Credit Agreement are secured by a pledge of the stock of substantially all of the Debtors and by liens on and security interests in substantially all of the assets of Sunbeam Corporation and substantially all of the Debtors.

C.       SUBORDINATED NOTES EXCHANGE OFFER
         ---------------------------------

                  In July 2000, in an effort to address its leveraged capital structure, Sunbeam Corporation announced an offer to acquire all of the currently outstanding Subordinated Notes in exchange for secured notes and shares of Sunbeam Corporation common stock (the "Exchange Offer"). The holders of the Subordinated Notes were, apparently, unwilling to participate in the Exchange Offer under the proposed terms. On September 12, 2000, Sunbeam Corporation withdrew and terminated the Exchange Offer without accepting and paying for any tendered Subordinated Notes.

D.       AMENDMENTS TO BANK CREDIT AGREEMENT
         -----------------------------------

                  As a result of, among other things, operating losses incurred during the first half of 1998, Sunbeam Corporation did not achieve the specified financial ratios required under the Bank Credit Agreement for June 30, 1998 and it appeared unlikely that Sunbeam Corporation would achieve the specified financial ratios for September 30, 1998. Consequently, in June 1998, Sunbeam Corporation and the Banks entered into an amendment, dated as of June 30, 1998, that waived through December 31, 1998 all defaults arising from the failure of Sunbeam Corporation to satisfy the specified financial ratios for June 30, 1998 and September 30, 1998. Pursuant to an amendment with Sunbeam Corporation dated as of October 19, 1998, the Banks extended such waivers through April 10, 1999 and also waived through such date all defaults arising from any failure by Sunbeam Corporation to satisfy the specified financial ratios for December 31, 1998. In April 1999, such waivers were extended and the Banks agreed to defer scheduled amortization payments through April 10, 2000. On April 10, 2000, such waivers were extended and the Banks agreed to defer scheduled amortization payments through April 14, 2000.

                  On April 14, 2000, Sunbeam Corporation and the Banks entered into a further amendment to the Bank Credit Agreement that, among other things, waived until April 10, 2001 all defaults arising from any failure by Sunbeam Corporation to satisfy certain financial ratios for any fiscal quarter end occurring and deferred scheduled amortization payments through March 31, 2001. As part of such amendment, Sunbeam Corporation agreed to a minimum cumulative earnings before interest, taxes, depreciation and amortization ("EBITDA") covenant to be tested at the end of each month occurring on or prior to March 31, 2001. On August 10, 2000, Sunbeam Corporation and the Banks entered into an amendment to the Bank Credit Agreement in order to (i) adjust downwards the cumulative EBITDA test for July 31, 2000 and each remaining month-end through March 31, 2001 and (ii) provide Sunbeam Corporation with additional needed liquidity under a supplemental $50,000,000 reducing revolving credit facility under the Bank Credit Agreement (the "Bank Credit Supplemental Revolver") with a final maturity date of December 31, 2000. Prior to the November 10, 2000 amendment described below, the terms of the documents governing the Bank Credit Supplemental Revolver required that such facility be reduced by $10,000,000 on the last day of each month commencing with August 31, 2000 and that loans thereunder could not exceed a borrowing base calculated based on domestic inventory of certain of the Sunbeam Group's business units.

                  As a result of continuing sales declines and operating losses during the third quarter of 2000, Sunbeam Corporation did not achieve for September 30, 2000 the reduced cumulative EBITDA test agreed to pursuant to the August 10, 2000 amendment, and it appeared unlikely that Sunbeam Corporation would satisfy the test going forward. Consequently, in November 2000, Sunbeam Corporation and the Banks entered into an amendment to the Bank Credit Agreement dated as of November 10, 2000 that (i) waived all defaults arising from the failure of Sunbeam Corporation to satisfy the cumulative EBITDA test for any period ending on or prior to December 31, 2000; (ii) provided that, on or before December 31, 2000, Sunbeam Corporation and the Banks would amend the cumulative EBITDA test to establish monthly EBITDA levels for the 2001 calendar year which were reasonably satisfactory to the Banks and which would be based on Sunbeam Corporation's 2001 business plan; (iii) increased availability under the Bank Credit Supplemental Revolver to $50,000,000 and eliminated the previously required $10,000,000 monthly principal reduction or any limitation based on the borrowing base; and (iv) extended the maturity date for the Bank Credit Supplemental Revolver to April 10, 2001. The November 10, 2000 amendment also provided that the $19,100,000 term loan payment and the $8,500,000 amendment fee for the previously agreed to April 15, 1999 amendment, both of which originally were scheduled to be paid on November 30, 2000, would be deferred until April 10, 2001. The November 10, 2000 amendment included certain other terms and conditions relating to payments due and borrowings under the Bank Credit Agreement in 2001.

                  On January 26, 2001 and January 30, 2001, respectively, Sunbeam Corporation and the Banks entered into amendments pursuant to which the Banks agreed to defer in excess of $40,000,000 in interest payments due and owing as of such dates.

E.       RESTATEMENT OF FINANCIAL RESULTS; CHANGE OF AUDITORS
         ----------------------------------------------------

                  On June 25, 1998, approximately three and one-half months after the acquisitions of Coleman, Signature Brands and First Alert, Sunbeam Corporation announced that its then independent auditors, Arthur Andersen LLP ("Arthur Andersen"), would not consent to the inclusion of their opinion on Sunbeam Corporation's 1997 financial statements in a registration statement that Sunbeam Corporation was planning to file with the Securities and Exchange Commission. On June 30, 1998, Sunbeam Corporation announced that the audit committee of its board of directors would conduct a review of the accuracy of Sunbeam Corporation's 1997 financial statements and that, pending completion of such review, those financial statements and the report of Arthur Andersen should not be relied upon. Sunbeam Corporation retained Deloitte & Touche LLP ("Deloitte & Touche") to assist the audit committee in such review, along with Arthur Andersen. On August 6, 1998, Sunbeam Corporation announced that the audit committee had determined that Sunbeam Corporation would be required to restate its financial statements for 1997, the first quarter of 1998 and possibly 1996, and that the adjustments, while not then quantified, would be material.

                  On October 20, 1998, Sunbeam Corporation announced the restatement of its financial results for a six-quarter period from the fourth quarter of 1996 through the first quarter of 1998. In general, such restatements were required because the previously issued financial statements overstated losses for 1996, overstated profits for 1997 and understated losses for the first quarter of 1998. Sunbeam Corporation concluded, among other things, that
(i) for certain periods revenue was incorrectly recognized (principally "bill and hold" and guaranteed sales transactions), (ii) certain costs and allowances were not accrued or were incorrectly recorded (principally allowances for sales returns, co-op advertising, customer deductions and reserves for product liability and warranty expense) and (iii) certain costs were incorrectly included in and charged to restructuring, asset impairment and other costs.

                  On November 20, 1998, Sunbeam Corporation announced that its audit committee had recommended, and its board of directors had approved, the appointment of Deloitte & Touche to replace Arthur Andersen as Sunbeam Corporation's independent auditors for fiscal year 1998.

F.       MANAGEMENT AND BOARD CHANGES
         ----------------------------

                  On June 13, 1998, Sunbeam Corporation's board of directors removed "for cause" Albert J. Dunlap as Sunbeam Corporation's Chairman and Chief Executive Officer. On June 16, 1998, Russell A. Kersh was terminated "for cause" as Sunbeam Corporation's Vice Chairman and Chief Financial Officer. Both Dunlap's and Kersh's employment agreements provided for their termination "for cause" for the "willful failure of the executive to substantially perform his duties." Sunbeam Corporation believes that Dunlap's and Kersh's conduct demonstrated a willful failure to substantially perform their job responsibilities, including (i) concealing relevant and material facts from Sunbeam Corporation's Board of Directors relating to certain sales and accounting practices utilized and/or authorized by them, (ii) misrepresenting the Sunbeam Group's results and operations, (iii) breaching their fiduciary duties of loyalty and candor to the Board of Directors, and (iv) abdicating their responsibilities as Chief Executive Officer and Chief Financial Officer, respectively.

                  On June 13, 1998, Peter A. Langerman was elected as Sunbeam Corporation's non-executive Chairman of the Board. Mr. Langerman, an outside director of Sunbeam Corporation from 1990 to 1999, was President and Chief Executive Officer of Franklin Mutual Advisors, Inc., the investment advisor to Franklin Mutual Series Fund, Inc. Jerry W. Levin was elected a director and Chief Executive Officer of Sunbeam Corporation on June 16, 1998, and was elected President on August 12, 1998. Mr. Levin was Chairman and Chief Executive Officer of Coleman at the time Sunbeam Corporation acquired its controlling interest in Coleman, and previously was the Chairman and Chief Executive Officer of Revlon, Inc., an affiliate of M&F.

                  In June 1998, Mr. Levin, Howard Gittis (of M&F) and Lawrence Sondike (of Franklin Mutual Advisers, Inc.) were elected to Sunbeam Corporation's board of directors. William T. Rutter resigned from the board effective July 8, 1998, and Faith Whittlesey was elected to fill the vacancy on the audit committee resulting from Mr. Rutter's resignation. Messrs. Dunlap and Kersh resigned from the board effective August 5, 1998. In January 1999, Mr. Sondike resigned from the board and, in February 1999, John H. Klein of Bi-Logix, Inc. was elected as a director. In March 1999, Mr. Levin became Chairman of the board of directors, succeeding Mr. Langerman.

                  Mr. Langerman and Howard Kristol determined not to run for reelection at Sunbeam Corporation's annual meeting held on June 27, 2000. Messrs. Langerman and Kristol were replaced on the board of directors by David Pecker and James Robinson. On April 17, 2002, Mr. Robinson resigned from Sunbeam Corporation's board of directors.

G.       SETTLEMENT OF COLEMAN RELATED CLAIMS
         ------------------------------------

                  On August 12, 1998, Sunbeam Corporation announced that, following an investigation and negotiations conducted by a special committee of Sunbeam Corporation's board, consisting of four outside directors not affiliated with M&F, Sunbeam Corporation had entered into a settlement agreement with M&F in connection with M&F's potential claims against Sunbeam Corporation arising in connection with M&F's sale of its interest in Coleman to Sunbeam Corporation (the "M&F Settlement Agreement"). Pursuant to the M&F Settlement Agreement, (i) Sunbeam Corporation was released from certain threatened claims of M&F and its subsidiaries arising from the acquisition of M&F's interest in Coleman, (ii) M&F agreed to provide certain management personnel and assistance to Sunbeam Corporation and (iii) Sunbeam Corporation agreed to issue to a subsidiary of M&F (the "M&F Subsidiary") a warrant, expiring August 24, 2003, to purchase up to 23,000,000 shares of Sunbeam Corporation's common stock at an exercise price of $7.00 per share, subject to anti-dilution provisions.

                  On October 21, 1998, Sunbeam Corporation announced that it had entered into a Memorandum of Understanding to settle, subject to court approval, certain class actions brought by public stockholders of Coleman challenging the Coleman Minority Close-Out pursuant to the Coleman Merger Agreement (the "Coleman Settlement"). In July 1999, the Coleman Settlement was signed and was approved by the Court of Chancery in the State of Delaware in November 1999. Under the terms of the Coleman Settlement, Sunbeam Corporation issued to Coleman's public stockholders, in connection with and at the time of the Coleman Minority Close-Out, warrants, expiring August 24, 2003, to purchase 4,980,000 shares of Sunbeam Corporation's common stock at $7.00 per share, less approximately 498,000 warrants issued to plaintiffs' attorneys for their fees and expenses. These warrants generally have the same terms as the warrants issued to the M&F Subsidiary.

H.       SECURITIES LITIGATION AND RELATED CLAIMS
         ----------------------------------------

                  Sunbeam Corporation is currently a defendant in various securities and related litigations initiated by both stockholders and Subordinated Noteholders involving the alleged harm resulting from or otherwise relating, among other things, to the events which led to the accounting restatement (described in Section IV.E above) and earnings projections made by Sunbeam Corporation under the tenure of former management. All securities litigation claims against Sunbeam Corporation, whether asserted by purchasers of Sunbeam Corporation common stock or Subordinated Noteholders, as well as certain other claims relating to the securities litigation claims and the accounting restatement, including indemnification, reimbursement and contribution claims against Sunbeam Corporation, are subordinated pursuant to section 510(b) of the Bankruptcy Code and will receive no distributions under the Sunbeam Corporation Plan. Such claims are classified in Class 5 (Subordinated Noteholder Securities Claims) and Class 9 (Equity Holder Securities Claims) of the Sunbeam Corporation Plan. In addition, certain of the securities litigation claims are derivative claims which, as of the Commencement Date, pursuant to section 541 of the Bankruptcy Code, became property of the estate of Sunbeam Corporation. Such derivative claims, defined as "Derivative Securities Litigation Claims" in the Sunbeam Corporation Plan, shall be preserved for the benefit of and retained by reorganized Sunbeam Corporation pursuant to Section 7.2 of the Sunbeam Corporation Plan.

I.       THE SMOKE ALARM CLASS ACTION LITIGATION
         ---------------------------------------

                  Two putative nationwide class action lawsuits were filed in May 1998. One action, captioned Linda Schmulbach and Arnold Brown v. Pittway Corporation, BRK Brands,

Inc., and First Alert, Inc. ("Schmulbach"), was filed in Illinois state court and the other action, captioned, Natasha Claybrook, et al. v. BRK Brands, Inc., f/k/a First Alert, Sunbeam Corporation a/k/a Sunbeam Products, Inc. and First Alert, Inc. ("Claybrook"), was filed in federal district court in Alabama. The plaintiffs in the Schmulbach and Claybrook actions alleged, among other things, that the defendants failed to adequately inform consumers of the varying performance characteristics of ionization and photoelectric smoke alarms.

                  Defendants reached a settlement with the plaintiffs in the Claybrook litigation to resolve all similar claims nationwide. Linda Schmulbach and Arnold Brown chose not to opt out of the settlement and filed an objection to the settlement with the district court.

                  There are five components to the financial obligations of BRK Brands and First Alert under the settlement: (1) the costs associated with the funding of a public information campaign; (2) the costs associated with the development and distribution of fire safety informational kits for retailers;
(3) the costs associated with a rebate program; (4) reimbursement of litigation expenses incurred by plaintiffs' counsel in pursuing the class action litigation; and (5) the costs of providing "incentive awards" to named plaintiffs in the class action. It is anticipated that the financial obligations arising under the settlement will total approximately $4,700,000, excluding the potential cost of the rebate program and separate and apart from the attorneys' fees that were placed into a segregated account in connection with the settlement of the Claybrook Action. These costs will be incurred over the two year period following BRK Brands and First Alert's emergence from chapter 11.

                  The district court approved the settlement and held, in its November 20, 2000 memorandum opinion, that each of Ms. Schmulbach's and Mr. Brown's objections were without merit and/or had no basis in fact. The district court, in its November 20, 2000 final order, also permanently enjoined the prosecution of other actions, including the Schmulbach action, relating to the claims resolved in the Claybrook action. Ms. Schmulbach and Mr. Brown filed a notice of appeal with the Eleventh Circuit Court of Appeals on December 15, 2000. On March 20, 2001, the Eleventh Circuit stayed the action pending further orders of the Bankruptcy Court. With the Debtors' consent, on April 11, 2001, the Bankruptcy Court modified the automatic stay solely to the extent necessary to permit the appeal to proceed.

                  In approving the settlement, the district court held: (i) the settlement agreement provides a comprehensive program that includes both injunctive and monetary relief designed to promote fire safety for class members; (ii) the objection as to the inadequacy of notice was without merit; and (iii) it had the power to enjoin parallel state suits under the All Writs Act, 28 U.S.C. ss. 1651(a), and the "necessary in aid of" exception to the Anti-Injunction Act, 28 U.S.C. ss. 2283.

                  The Schmulbach objectors asserted on appeal that: (i) the settlement approved by the district court provided illusory benefits to the class; (ii) the nationwide notice of class certification and settlement failed to include a description of the Schmulbach action; and (iii) the district court lacked jurisdiction to enjoin the Schmulbach action from proceeding.

                  On May 9, 2002, the Eleventh Circuit Court of Appeals rejected each of the Schmulbach objectors' arguments and affirmed the district court's approval of the settlement in its entirety. The settlement has become final.

J.       ENVIRONMENTAL INSURANCE LITIGATION
         ----------------------------------

                  Sunbeam Corporation and certain of its subsidiaries have claims against a number of insurance carriers for coverage under comprehensive general liability ("CGL") insurance policies issued from the 1950s through 1986 for environmental matters. In 1986, CGL polices began to cease coverage completely for environmental matters.

                  In 1993, Sunbeam Corporation filed a complaint in the Milwaukee, Wisconsin County Circuit Court (Sunbeam-Oster Company, Inc., et al. v Aetna Casualty & Surety Company, et al., Case No. 93-CV-007941) (the "Wisconsin Suit") for recovery under CGL polices related to seven sites. The defendants asserted in their answers defenses such as late notice. In 1994, the Wisconsin Supreme Court ruled in a different case that costs incurred to comply with government-ordered cleanup actions were not "damages" under CGL policies. Given a large percentage of Sunbeam Corporation's environmental "damages" fall into this category, Sunbeam Corporation decided to file a similar but separate lawsuit in Pennsylvania (as described below).

                  Although some discovery was taken in the Wisconsin litigation, it was limited due to numerous disputes between the parties. At present, there is no schedule in place for the completion of discovery or trial in this case. Numerous defendants have requested the Court and the special master assigned to this case to hold a status conference in order to develop a discovery schedule. No such scheduling conference has been scheduled as of this date.

                  The potential past and future costs for cleanup at the sites subject to the Wisconsin Suit are over $10 million, and while Sunbeam Corporation believes it has meritorious claims, no assurance can be given that it will be successful at trial, or if successful, what damages will be awarded. As a result, the potential range of recovery could be $0, if Sunbeam Corporation is unsuccessful at trial, to all of Sunbeam Corporation's damages asserted in the Wisconsin Suit. In light of the early state of the Wisconsin Suit, the 1994 ruling by the Wisconsin Supreme Court as described above, and the defenses asserted by the defendants, it is not possible to predict the amount of recovery, if any, in the Wisconsin Suit. However, in order to take advantage of more favorable governing law in Pennsylvania as described below, all of the sites subject to the Wisconsin Suit have become subject to the Pennsylvania Suit described below, and the Wisconsin Suit has become inactive.

                  In 1995, Sunbeam Corporation brought an action in the Allegheny County, Pennsylvania Court of Common Pleas (Sunbeam Corporation, et al. v. Liberty Mutual Insurance Company, et al., Case Nos. 95-13947 and 95-9861 (the "Pennsylvania Suit") against CGL insurance carriers relating to certain sites not subject to the Wisconsin Suit, although some of the defendants in the Pennsylvania Suit are also defendants in the Wisconsin Suit. The defendants filed a motion to dismiss which asserted that the phrase "sudden and accidental" contained in the CGL policies issued in 1970 and thereafter through 1986 (when coverage under CGL policies for environmental matters, for the most part, ceased completely) limited coverage to exclude gradual pollution, which would substantially reduce most coverage under these post 1970 policies. Sunbeam Corporation asserted that "sudden and accidental" should be interpreted based on the insurance industry's past custom and usage of this language and coverage and that this interpretation would then cover gradual pollution events. Sunbeam Corporation also asserted that the defendants were estopped from claiming that the phrase "sudden and accidental" had the meaning asserted by the defendants since such interpretation by the defendants was inconsistent with representations made by the insurance industry to the Pennsylvania Insurance Commissioner in 1970 when the industry proposed the "sudden and accidental" phrase. At such time, the insurance industry represented that the phrase was intended to clarify the existing policy but not to provide a new limitation on coverage in these polices. The trial court dismissed the case in April 1997. Sunbeam Corporation appealed the dismissal to the Superior Court, which denied Sunbeam Corporation's appeal, and Sunbeam Corporation then appealed to the Superior Court en banc, which also denied Sunbeam Corporation's appeal. Sunbeam Corporation then appealed to the Pennsylvania Supreme Court, which granted Sunbeam Corporation's appeal in June 2000. The Supreme Court heard oral arguments on March 5, 2001 and then on October 19, 2001, the Pennsylvania Supreme Court ruled in Sunbeam Corporation's favor on interpreting the phrase "sudden and accidental" on two basis: (1) the courts should look to custom and usage to interpret the phrase; and (2) the insurance industry is "estopped" from claiming that the phrase has a meaning different from that put forth by the insurance industry to the Pennsylvania Insurance Commissioner in 1970. In order to secure Pennsylvania as the forum for determining coverage under its CGL policies, Sunbeam Corporation filed a new writ and complaints against all the remaining carriers not subject to the Pennsylvania Suit (Sunbeam Corporation, et al. v. Equitas Limited, et al., Case No. GD 02-167). Currently, there are over 70 defendants and over 300 separate polices subject to the Pennsylvania Suit, including the defendants and sites subject to the Wisconsin Suit. The defendants filed their answers and responsive pleadings in early August 2002. After the preliminary objections are briefed and resolved, substantial discovery is expected to begin in earnest.

                  At trial, it is expected that the defendants will assert numerous defenses, including choice of law that favors the insureds, methodology of allocation of liability among various carriers and policies issued over a number of years, the "sudden and accidental" pollution exclusion, the claims are barred because of the "known loss" doctrine, lack of notice, property damage claims are excluded because they involve property owned by the insureds, etc. The potential exposure to the defendants for past costs totals about $45,000,000 and future costs, are estimated to be over $20,000,000. Sunbeam Corporation believes it has meritorious claims, however, no assurance can be given that it will be successful at trial, or if successful, what the damages awarded will be. As a result, the potential range of recovery could be $0, if Sunbeam Corporation is unsuccessful at trial, to all of Sunbeam Corporation's damages asserted in the Pennsylvania Suit. However, in light of the preliminary nature of the Pennsylvania Suit, and the defenses asserted by the defendants, it is not possible to predict the amount of recovery, if any, in the Pennsylvania Suit.

                  Sunbeam Corporation continues to evaluate whether there are any additional claims that should be asserted under old CGL policies for environmental matters.

K.       2000 FINANCIAL PERFORMANCE
         --------------------------

                  As of December 1999, after giving effect to monies borrowed for the Coleman Minority Close-Out, Sunbeam Corporation had approximately $1,519,000,000 in borrowings and had availability to borrow approximately an additional $96,000,000 under the Bank Credit Agreement. The remaining $80,000,000 of availability under the Bank Credit Agreement was committed for outstanding letters of credit. The limited availability under the Bank Credit Agreement, together with required interest payments under such facility, severely limited the cash flow available to fund the Sunbeam Group's operations. Sunbeam Corporation's excessive leverage had significant and material consequences. For example, Sunbeam Corporation became more vulnerable to interest rate fluctuations because the indebtedness under its Bank Credit Agreement, among other debt, was at variable interest rates. Sunbeam Corporation's ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes also was impaired. A substantial portion of the Sunbeam Group's cash flow from operations was dedicated to the payment of principal and interest on Sunbeam Corporation's indebtedness, and as a result, cash available for its operations, capital expenditures and other purposes was extremely limited. Sunbeam Corporation was and is substantially more leveraged than most of its competitors, placing it at a distinct competitive disadvantage.

                  In addition to financing constraints, as described above, the Sunbeam Group experienced lower than expected sales in the year 2000. The reduction in sales was due in part to a reduction in retailer purchases generally as retailers sought to reduce their inventories and slowing retail sales generally since the first quarter of 2000. The Sunbeam Group's overall sales also were adversely affected by reduced sales of Year 2000 Products. Moreover, the absence of severe storm activity during 2000 adversely affected sales of Year 2000 Products. These factors, among others, led to a significant reduction in the Sunbeam Group's sales and earnings during 2000.

                  The Sunbeam Group's sales declines were exacerbated by Sunbeam Corporation's highly leveraged debt structure. Sunbeam Corporation's debt levels became significantly more difficult to support as sales and operating performance deteriorated in 2000. Absent the commencement of the chapter 11 cases, in April 2001, Sunbeam Corporation would have become obligated to (i) repay outstanding borrowings of $50,000,000 under the Bank Credit Supplemental Revolver, (ii) repay $196,100,000 under the term loan portion of the Bank Credit Agreement, and (iii) pay an $8,500,000 amendment fee (relating to an April 15, 1999 amendment to the Bank Credit Agreement). Furthermore, absent the commencement of the Chapter 11 Cases and the ability to borrow under the $285,000,000 debtor in possession financing facility provided by the Banks and the $200,000,000 receivables financing program provided by General Electric Capital Corporation ("GECC"), the Sunbeam Group would not have had sufficient liquidity to fund operating expenses and to build inventory for its outdoor business. At the close of business on Friday, February 2, 2001, Sunbeam Corporation and the Debtors had cash of approximately $15,000,000 and nominal remaining availability under the Bank Credit Agreement.

L.       PREPETITION NEGOTIATIONS
         ------------------------

                  Commencing in the fourth quarter of 2000, Sunbeam Corporation and the Debtors, together with their attorneys and financial advisors, initiated discussions with the Banks as to a restructuring of the outstanding debt obligations, which led to negotiations as to a consensual chapter 11 plan of reorganization. Such negotiations have resulted in an agreement on the part of the Banks to support and vote in favor of the Plan and the Sunbeam Corporation Plan. To that end, Sunbeam Corporation and the Subsidiary Debtors reached an agreement with the Banks as to the terms and conditions of a plan of reorganization. The Subsidiary Debtors' plan of reorganization, dated February 6, 2001, was filed on the Commencement Date and was subsequently amended on February 23, 2001 and April 26, 2001 (as amended, the "Second Amended Plan"). Sunbeam Corporation's plan of reorganization, dated February 6, 2001, was filed on the Commencement Date and was subsequently amended on February 23, 2001 and April 26, 2001 (as amended, the "Sunbeam Corporation Second Amended Plan" and together with the Second Amended Plan, the "Second Amended Plans").

                          V. THE REORGANIZATION CASES

A.       COMMENCEMENT OF THE CHAPTER 11 CASES
         ------------------------------------

                  The Chapter 11 Cases were commenced on February 6, 2001. The Debtors continue to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

B.       ADMINISTRATION OF THE CHAPTER 11 CASES
         --------------------------------------

                  1. OPERATIONAL MATTERS.

                  On the Commencement Date, the Debtors obtained a series of orders from the Bankruptcy Court designed to minimize any disruption of business operations and to facilitate their reorganization. The Bankruptcy Court entered orders authorizing the Debtors, among other things, to pay prepetition wages and benefits to employees and to continue prepetition insurance policies and plans. In addition, consistent with the treatment of unsecured creditors under the Plan, and in order to avoid disruption to business operations and the Debtors' supply chain, the Debtors obtained an order from the Bankruptcy Court authorizing them to pay, in their discretion, in the ordinary course of business, all fixed, liquidated and undisputed unsecured pre-Commencement Date claims of persons or entities that provide, subsequent to the Commencement Date, goods and/or services to the Debtors on terms at least as favorable as provided prior to the Commencement Date, and to continue plans and programs with their customers.

                  2. CASH MANAGEMENT.

                  On the Commencement Date, the Debtors obtained an order from the Bankruptcy Court authorizing them to continue to operate under the cash management system and procedures that were in place prior to the Commencement Date.

                  3. DEBTOR-IN-POSSESSION AND RECEIVABLES FINANCING.

                  On the Commencement Date, Sunbeam Corporation and the Debtors obtained interim orders from the Bankruptcy Court authorizing Sunbeam Corporation and the Debtors (through borrowings from Sunbeam Corporation) to borrow up to $200,000,000 under the $285,000,000 DIP Credit Facility provided by the Banks. In addition, the Debtors obtained an interim order from the Bankruptcy Court authorizing them to access all available liquidity under a $200,000,000 post-petition receivables financing program provided by GECC. The Bankruptcy Court entered final orders approving the DIP Credit Facility and post-petition receivables financing program on March 2, 2001 and February 27, 2001, respectively.

                  The DIP Credit Facility provided for a reduction to $160,000,000 of the aggregate commitments thereunder on April 30, 2001. On or about April 30, 2001 the DIP Credit Facility was amended to reduce the aggregate commitments thereunder to $200,000,000 on such date and $160,000,000 on June 30, 2001. On February 4, 2002, the Bankruptcy Court entered a stipulation and order approving an amendment to the DIP Credit Facility which extended the maturity date of such facility to April 5, 2002. On or about March 13, 2002, the DIP Credit Facility was amended to further extend the maturity date of the DIP Credit Facility to February 2, 2003 and to initially increase the aggregate commitments thereunder to $200,000,000 (and such increase was approved by the Court on March 15, 2002), and such amendment provided for the reduction of the aggregate commitments under the DIP Credit Facility to $180,000,000 on May 1, 2002 and $160,000,000 on June 1, 2002. Liquidity under the DIP Credit Facility and the receivables financing program has been and will continue to be used by Sunbeam Corporation and the Debtors to finance their seasonal inventory build and conduct normal business operations. On or about April 15, 2002, the DIP Credit Facility was further amended to provide that in lieu of the commitment reductions set forth in the amendment entered into as of March 13, 2002, the aggregate commitments under the DIP Credit Facility would be reduced by $20,000,000 on each of May 1, 2002 and June 1, 2002. In addition, such amendment provided for the application of $10,000,000 of net cash proceeds from a receivables securitization facility in Canada to the permanent reduction of the aggregate commitments under the DIP Credit Facility. On or about May 31, 2002, the Banks consented to the sale of certain accounts receivable, the proceeds of which were applied to repay the loans, and reduce the aggregate commitments under the DIP Credit Facility.

                  4. ASSETS SALES DURING CHAPTER 11 CASES.

                  During the Chapter 11 Cases, Sunbeam Corporation's management determined to divest the professional scales business since such business was determined to be a non-core business. On December 19, 2001, the Bankruptcy Court entered an order authorizing Sunbeam Products, Inc. to sell its professional scales business to Pelstar LLC for approximately $8,000,000. The net proceeds received from the sale of the professional scales business were used to partially repay outstanding loans under the DIP Credit Facility.

                  5. SUNBEAM GROUP BUSINESS REALIGNMENT.

                  After reviewing its 2001 operating results and in recognition of the need to strengthen its foreign operations, the Sunbeam Group undertook to implement a complete business realignment for its domestic and foreign operations. This realignment established four worldwide businesses:
Sunbeam Products, Inc. ("Sunbeam Products"), The Coleman Company, Inc. ("Coleman"), Coleman Powermate, Inc. ("Powermate"), and First Alert, Inc. ("First Alert"). Sunbeam Products' businesses include the following:

                  o Appliances: Including mixers, blenders, food steamers, coffeemakers, toasters, toaster ovens, irons and garment steamers.

                  o Health Products: Including vaporizers, humidifiers, massagers, hot and cold packs, blood pressure monitors and scales.

                  o Personal Care Products: Including professional clippers and supply of small appliances to the hospitality industry.

                  o Outdoor Cooking Products: Including gas grills and grill parts and accessories under the Sunbeam(R) name.

                  o Blankets: Including electric blankets, heated throws and mattress pads.

Coleman's businesses include the following:

                  o Outdoor Recreation Products: Including tents, sleeping bags, coolers, camping stoves, lanterns, frame backpacks and outdoor heaters.

                  o Outdoor Cooking Products: Including gas and charcoal outdoor grills and grill parts and accessories under the Coleman(R) name.

Powermate's businesses include:

                  o Generators: Including portable and small standby generators.

                  o    Compressor Products: Including air compressors.

First Alert's product lines include the following:

                  o Detection Products: Including smoke and carbon monoxide detectors.

                  o Safety Products: Including fire extinguishers and home safety equipment.

Sunbeam Corporation still provides management, accounting, legal, risk management, treasury, human resources and tax services to the four business lines.

                  As a result of the realignment, each of the businesses is responsible for its international operations. The objective of the Sunbeam Group realignment is to make the businesses more independent and enable them to react quickly to changing markets and to capitalize on financial and strategic opportunities as they arise. An additional objective of the realignment is to enhance the Sunbeam Group's international operations, so it can establish true global brands and increase market share and profits.

C.       CREDITORS' COMMITTEE
         --------------------

                  In view of the fact that all unsecured creditors of the Debtors were rendered unimpaired pursuant to the Second Amended Plan, the United States Trustee, in the exercise of its discretion, determined not to appoint a statutory committee of unsecured creditors in the Debtors' chapter 11 cases.

                  On February 13, 2001, the United States Trustee, pursuant to section 1102 of the Bankruptcy Code, appointed a statutory committee of unsecured creditors (the "Committee") in Sunbeam Corporation's chapter 11 case. The creditors' committee is comprised of the following members: H.B.K. Master Fund, L.P.; Conseco Capital Management; St. Paul Fire & Marine/Seaboard Surety;
T. Rowe Price Recovery Fund II, L.P.; Albert Fried & Company; Moses Marx; KS Capital Partners; Elliot International & Associated Entities; and Oaktree Capital Management.

                  On July 13, 2001, the Committee commenced an adversary proceeding (the "Adversary Proceeding") against the Banks and Morgan Stanley & Co., Inc. (collectively, the "Adversary Proceeding Defendants"). In the Adversary Proceeding, the Committee brought derivatively on behalf of Sunbeam Corporation the following claims against the Adversary Proceeding Defendants:
(i) equitable subordination; (ii) avoidance and recovery of fraudulent transfers; (iii) gross negligence and negligence; (iv) aiding and abetting fraud; (v) aiding and abetting breach of fiduciary duty; and (vi) recoupment.

                  On August 15, 2001, the Adversary Proceeding Defendants filed motions to dismiss the Adversary Proceeding. The hearing with respect to the motions to dismiss was originally scheduled for September 15, 2001, but was subsequently adjourned. Thereafter, the Committee filed an amended complaint.

                  The Adversary Proceeding Defendants filed new motions to dismiss the amended complaint on October 1, 2001 and the Committee filed a brief in opposition to such motions on October 26, 2001. On November 9, 2001, the Adversary Proceeding Defendants filed their reply briefs. On November 12, 2001, Sunbeam Corporation filed its memorandum of law in support of the Defendants' motions to dismiss.

                  The Bankruptcy Court heard oral argument on the motions to dismiss on November 15, 2001. The Adversary Proceeding remains sub judice.

                  Pursuant to Section 10.4 of the Plan and Section 11.4 of the Sunbeam Corporation Plan on the Effective Date of such plans the Debtors and Sunbeam Corporation will release the Banks and their respective Affiliates and known loan participants from any and all Causes of Action held by, assertable on behalf of or derivative from the Debtors or the Debtors in Possession, including in the case of Sunbeam Corporation the claims asserted in the Adversary Proceeding. See Section 11.4 of the Sunbeam Corporation Plan.

D.       2001 FINANCIAL PERFORMANCE
         --------------------------

                  Because of the substantial economic downturn which commenced in spring of 2000 and continued through 2001, as well as other factors, the Sunbeam Group failed to meet its projections and fell below its plan for fiscal year 2001. The occurrence of September 11, 2001, exacerbated the economic decline and caused further erosion to the Sunbeam Group's businesses, particularly those depending on air travel (e.g., luggage and hotel supplies). Major retailers continued their program to reduce inventory levels with a concomitant reduction in purchase orders. Other factors, such as poor point of sale data due to the weakened economy and unfavorable weather conditions contributed to poor earnings in fiscal year 2001.

                  In 2001, the Sunbeam Group's consolidated revenues were below plan and EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) was also below plan.

                  In addition, a major factor in the development of Sunbeam Corporation's and the Subsidiary Debtors' Second Amended Plans, was the projected sale of certain businesses, primarily the professional clippers business. It was projected that the sale of the clippers business would result in a cash infusion to the Sunbeam Group of approximately $125 million. The Sunbeam Group was not able to obtain a satisfactory firm offer for the professional clippers business and thus the sale has not occurred. These events led to a resulting loss of liquidity and the need to reinvest in the professional clippers business.

                  In light of the events in 2001, the Second Amended Plans needed to be revised.

E.       POSTPETITION NEGOTIATIONS
         -------------------------

                  In June 2002, the Sunbeam Group and the Banks commenced negotiations with respect to an amended plan that would take into account the financial performance of the Sunbeam Group in 2002. These negotiations culminated in the terms and conditions of the revised restructuring plan embodied in the Plan. The distributions to holders of Claims and Equity Interests, other than Allowed Secured Bank Claims, remain the same under the Plan as they were under the Second Amended Plan.

                  Since commencement of the Adversary Proceeding, the Debtors, the Banks and the Committee have discussed and negotiated potential means of resolving the claims asserted in the Adversary Proceeding. To date, no agreement to resolve the Adversary Proceeding has been reached.

                  The Debtors believe that (i) through the Plan, holders of Allowed Secured Bank Claims, will obtain a greater recovery from the estates of the Debtors than the recovery that they would receive if the assets of the Debtors were liquidated under chapter 7 of the Bankruptcy Code and (ii) the Plan will afford the Debtors the opportunity and ability to continue in business as a viable going concern and preserve ongoing employment for the Debtors' employees.

                 VI. THE SECOND AMENDED PLAN OF REORGANIZATION

                  The Plan provides for a major restructuring of the Debtors' obligations as secured guarantors under the Bank Credit Agreement. In essence, pursuant to the Plan, the $1,602,489,994 in secured guarantee obligations of the Debtors under the Bank Credit Agreement will be exchanged for new secured guarantees of the $100,000,000 in New Secured Term Notes to be issued by Sunbeam Corporation pursuant to the Sunbeam Corporation Plan. All other creditors and equity interest holders of the Debtors will be rendered unimpaired pursuant to the Plan.

                  The Debtors believe that the Plan will (i) enable the Debtors to more effectively pursue their business strategy, (ii) provide the best opportunity for recoveries for the holders of the Secured Bank Claims and all other Claims, and (iii) afford the Debtors the opportunity and ability to continue in business as viable going concerns and preserve ongoing employment for the Debtors' employees.

                  The Plan is annexed hereto as Exhibit A and forms a part of this Disclosure Statement. The summary of the Plan set forth below is qualified in its entirety by reference to the provisions of the Plan.

A.       CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS
         -----------------------------------------------------------

                  The Plan classifies Claims and Equity Interests separately and provides different treatment for different Classes of Claims and Equity Interests in accordance with the provisions of the Bankruptcy Code. As described more fully below, the Plan provides, separately for each Class, that holders of certain Claims will receive various amounts and types of consideration, thereby giving effect to the different rights of holders of Claims and Equity Interests in each Class.

                  1. ADMINISTRATIVE EXPENSE CLAIMS

                  Administrative Expense Claims are Claims constituting a cost or expense of administration of the Chapter 11 Cases allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code. Such Claims include all actual and necessary costs and expenses of preserving the estates of the Debtors, all actual and necessary costs and expenses of operating the business of the Debtors in Possession, any indebtedness or obligations incurred or assumed by the Debtors in Possession in connection with the conduct of their businesses, all cure amounts owed in respect of leases and contracts assumed by the Debtors in Possession, all compensation and reimbursement of expenses to the extent allowed by the Bankruptcy Court under section 330 or 503 of the

Bankruptcy Code, and any fees or charges assessed against the estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code.

                  Except to the extent that any entity entitled to payment of any Administrative Expense Claim agrees to a less favorable treatment or has been paid prior to the Effective Date, each holder of an Administrative Expense Claim shall receive Cash in an amount equal to such Administrative Expense Claim on the Effective Date or as soon thereafter as is practicable; provided, however, that Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtors in Possession shall be paid in full and performed by the applicable Reorganized Debtors in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions.

                  2. COMPENSATION AND REIMBURSEMENT CLAIMS

                  Compensation and reimbursement Claims are Administrative Expense Claims for the compensation of professionals and reimbursement of expenses incurred by such professionals pursuant to sections 503(b)(2), 503(b)(3), 503(b)(4) and 503(b)(5) of the Bankruptcy Code (the "Compensation and Reimbursement Claims"). All payments to professionals for Compensation and Reimbursement Claims will be made in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court relating to the payment of interim and final compensation for services rendered and reimbursement of expenses. The Bankruptcy Court will review and determine all applications for compensation for services rendered and reimbursement of expenses.

                  Pursuant to the Plan, each holder of a Compensation and Reimbursement Claim shall (a) file its final application for the allowance of compensation for services rendered and reimbursement of expenses incurred by no later than the date that is 60 days after the Effective Date or such other date as may be fixed by the Bankruptcy Court and (b) if granted such an award by the Bankruptcy Court, be paid in full in such amounts as are allowed by the Bankruptcy Court (i) on the date of such allowance, or as soon thereafter as is practicable or (ii) upon such other terms as may be mutually agreed upon between such holder of a Compensation and Reimbursement Claim and the Reorganized Debtors.

                  3. PRIORITY TAX CLAIMS

                  Priority Tax Claims are Claims for taxes entitled to priority in payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code.

                  Pursuant to the Plan, except to the extent that a holder of a Priority Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of a Priority Tax Claim shall receive, in full and complete settlement, satisfaction and discharge of its Priority Tax Claim, at the option of the Reorganized Debtors, (a) Cash in an amount equal to such Priority Tax Claim on the Effective Date, or as soon thereafter as is practicable or (b) equal annual Cash payments in an aggregate amount equal to such Priority Tax Claim, together with interest at a fixed annual rate equal to 8.0%, over a period through the sixth anniversary of the date of assessment of such Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Priority Tax Claim with deferred Cash payments having a value, as of the Effective Date, equal to such Priority Tax

Claim; provided, however, that the Debtors must obtain the consent of the Banks in order to elect option (a).

                  4. CLASS 1 - OTHER PRIORITY CLAIMS

                  Other Priority Claims are Claims that are entitled to priority in accordance with section 507(a) of the Bankruptcy Code (other than Administrative Expense Claims and Priority Tax Claims). Such Claims include unpaid Claims for (a) accrued employee compensation earned within 90 days prior to commencement of the Chapter 11 Cases to the extent of $4,300 per employee and
(b) contributions to employee benefit plans arising from services rendered within 180 days prior to the commencement of the Chapter 11 Cases, but only for each such plan to the extent of (i) the number of employees covered by such plan multiplied by $4,300, less (ii) the aggregate amount paid to such employees from the estate for wages, salaries or commissions during the 90 days prior to the Commencement Date.

                  Pursuant to the Plan, except to the extent that a holder of an Other Priority Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Other Priority Claim shall receive in full and complete settlement, satisfaction and discharge of its Other Priority Claim, Cash in an amount equal to such Other Priority Claim on the later of the Effective Date or as soon thereafter as is practicable.

                  5. CLASS 2 - OTHER SECURED CLAIMS

                  Other Secured Claims consist of all Secured Claims other than Secured Bank Claims and Affiliate Claims that are Secured Claims.

                  Pursuant to the Plan, except to the extent that a holder of an Other Secured Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Other Secured Claim shall, in full and complete settlement, satisfaction and discharge of its Other Secured Claim, at the sole option of the Reorganized Debtors, (a) be reinstated and rendered unimpaired in accordance with section 1124 of the Bankruptcy Code, (b) receive Cash in an amount equal to such Other Secured Claim, including any interest on such Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the Effective Date or as soon thereafter as is practicable or (c) receive the Collateral securing its Other Secured Claim and any interest on such Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the Effective Date or as soon thereafter as is practicable. The legal, equitable and contractual rights of the holders of Other Secured Claims, if any exist, are not altered by the Plan.

                  6. CLASS 3 - SECURED BANK CLAIMS

                  The Secured Bank Claims consist of all Claims of the Banks against the Debtors arising under or in connection with the Bank Credit Agreement. The Bank Credit Agreement is that certain Senior Credit Agreement, dated as of March 30, 1998, among Sunbeam Corporation, the Debtor Guarantors, certain Non-Debtor Affiliate guarantors and the Banks, and any and all of the documents, instruments and agreements relating thereto, including, without limitation, all guarantees and security documents, instruments and agreements executed and delivered in connection with the Senior Credit Agreement, as same may have been amended, supplemented, modified, extended, replaced, refinanced, renewed or restated as of the Commencement Date. Pursuant to the Plan, the Bank Claims are deemed allowed Claims in the aggregate amount of $1,602,489,994.

                  Pursuant to the Plan, on the Effective Date, holders of Secured Bank Claims as of the Record Date shall receive, in full and complete settlement, satisfaction, release and discharge of their Secured Bank Claims against the Debtors, (i) the guarantees and Liens granted pursuant to the New Bank Guarantee and Security Agreement; (ii) in the event the Debtors determine to transfer all or part of the Selected Businesses, directly or indirectly, to Newco in accordance with Section 6.7 of the Plan, the Newco Bank Equity; and
(iii) the releases set forth in Section 10.4 of the Plan. In addition, the Banks shall retain all amounts paid to them or on their behalf as adequate protection or otherwise, and the Reorganized Debtors will continue to pay the professional fees of the holders of the Allowed Secured Bank Claims after the Confirmation Date with respect to matters relating to the Plan or the Chapter 11 Cases in accordance with the terms and conditions of the orders approving the Post-Petition Bank Credit Agreement.

                  7. CLASS 4 - GENERAL UNSECURED CLAIMS

                  The General Unsecured Claims consist of all Claims other than Secured Claims, Administrative Expense Claims, Priority Tax Claims, Other Priority Claims and Affiliate Claims. General Unsecured Claims include, without limitation, (a) Claims of the Debtors' trade vendors, suppliers and service providers, (b) Claims arising from the rejection of leases of nonresidential real property and executory contracts, (c) Claims relating to personal injury, property damage, products liability, discrimination, employment or any other similar litigation Claims asserted against the Debtors, and (d) Claims relating to other prepetition litigation against the Debtors.

                  Pursuant to the Plan, each holder of an General Unsecured Claim shall be reinstated and rendered unimpaired in accordance with section 1124 of the Bankruptcy Code. In accordance with section 1124 of the Bankruptcy Code, each holder of a General Unsecured Claim shall be entitled to interest on such claim from the Commencement Date through the Effective Date payable at the contract rate of interest or, if there is no stated contract rate, then at the Federal Judgment Rate.

                  8. CLASS 5 - AFFILIATE CLAIMS

                  The Affiliate Claims consist of any Debtor Affiliate Claim, Non-Debtor Affiliate Claim and Sunbeam Affiliate Claim.

                  A Debtor Affiliate Claim means any Claim, whether secured or unsecured, of a Debtor against another Debtor. Non-Debtor Affiliate Claim means any Claim, whether secured or unsecured, of a Non-Debtor Affiliate against a Debtor. A Sunbeam Affiliate Claim means any Claim of Sunbeam Corporation, whether secured or unsecured, against any Debtor.

                  Prior to the Commencement Date, certain of the funds borrowed by Sunbeam Corporation under the Bank Credit Agreement and Subordinated Notes Indenture were contributed to its subsidiaries (the Sunbeam Affiliates) to (1) fund the acquisitions of Coleman, Signature Brands and First Alert, (2) replace third party borrowings of acquired companies, and (3) provide working capital. The contributions have been recorded in Sunbeam Corporation's books and records as intercompany receivables and, to the extent they bear interest, as intercompany debt obligations for tax purposes. In most cases these contributions actually reflect equity investments by Sunbeam Corporation to each of its operating units. Often notes were issued to reflect such contributions. These notes have been pledged to the Bank Group. Therefore, to the extent such receivables represent true obligations of the Debtors, they are the collateral security of the Bank Group. As of January 1, 2001, the aggregate amount of recorded receivables due Sunbeam Corporation from the Debtors (net of amounts payable by Sunbeam Corporation to the Debtors) was approximately $2.2 billion.

                  Pursuant to the Plan, all Affiliate Claims shall be extinguished on the Effective Date by either offset, the distribution or contribution of such Affiliate Claims, or otherwise (as determined by the Debtors and Sunbeam Corporation).

                  9. CLASS 6 - EQUITY INTERESTS

                  Equity Interests consist of any share of common stock or other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest.

                  The Equity Interests shall be reinstated and rendered unimpaired in accordance with section 1124 of the Bankruptcy Code and shall remain outstanding on and after the Effective Date, except as otherwise provided in the Plan.

B.       TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
         -----------------------------------------------------

                  The Bankruptcy Code grants the Debtors the power, subject to the approval of the Bankruptcy Court, to assume or reject executory contracts and unexpired leases. If an executory contract or unexpired lease is rejected, the counterparty to the agreement may file a claim for damages incurred by reason of the rejection. In the case of rejection of leases of real property, such damage claims are subject to certain limitations imposed by the Bankruptcy Code.

                  Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtors and any person or entity shall be deemed assumed by the Reorganized Debtors, as of the Effective Date, except for any executory contract or unexpired lease (i) that has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date, (ii) as to which a motion for approval of the rejection of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date or (iii) that is set forth in Schedule 5.1(a)(x) (executory contracts) or Schedule 5.1(a)(y) (unexpired leases), which Schedules shall be included in the Plan Supplement. The Debtors reserve the right, on or prior to the Confirmation Date, to amend Schedules 5.1(a)(x) or 5.1(a)(y) to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, assumed by the Debtors or rejected. The Debtors shall provide notice of any amendments to Schedules 5.1(a)(x) or 5.1(a)(y) to the parties to the executory contracts and unexpired leases affected thereby. The listing of a document on Schedules 5.1(a)(x) and 5.1(a)(y) shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder.

                  Pursuant to the Plan, each executory contract and unexpired lease listed or to be listed on Schedules 5.1(a)(x) or 5.1(a)(y) that relates to the use or occupancy of real property shall include (i) modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedules 5.1(a)(x) or 5.1(a)(y) and (ii) executory contracts or unexpired leases appurtenant to the premises listed on Schedules 5.1(a)(x) or 5.1(a)(y), including, without limitation, all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises to the extent any of the foregoing are executory contracts or unexpired leases, unless any of the foregoing agreements previously has been assumed or assumed and assigned by the Debtors.

                  Pursuant to the Plan, all of the Debtors' insurance policies and any agreements, documents or instruments relating thereto are treated as executory contracts under the Plan. The treatment of the Debtors' insurance policies and any agreements, documents or instruments relating thereto as executory contracts under the Plan shall not constitute or be deemed a waiver of any Cause of Action that the Debtors may hold against any entity, including, without limitation, the insurer under any of the Debtors' policies of insurance.

                  Pursuant to the Plan, entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the Assumed Indemnification Claims. The Assumed Indemnification Claims shall, in all respects, irrespective of whether such claims arise under contracts or executory contracts, survive confirmation of the Plan, remain unaffected thereby, and not be discharged irrespective of whether indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before, on or after the Commencement Date.

                  Except as provided in Section 5.1(a) of the Plan, all Benefit Plans, all directors and officers liability and other insurance and similar plans are treated as executory contracts under the Plan and shall, on the Effective Date, be deemed assumed by the Debtors in accordance with sections 365(a) and 1123(b)(2) of the Bankruptcy Code.

                  Pursuant to the Plan, subject to and upon the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute (i) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption and assignment of the executory contracts and unexpired leases assumed and assigned pursuant to the Plan, (ii) the extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtors may assume, assume and assign or reject the unexpired leases pursuant to the Plan, through the date of entry of an order approving the assumption, assumption and assignment or rejection of such unexpired leases and
(iii) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Section 5.1(a) of the Plan.

                  Except as may otherwise be agreed to by the parties, within 30 days after the Effective Date, the Reorganized Debtors shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed by the Debtors pursuant to the Plan, in accordance with section 365(b)(1) of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within 30 days of the entry of a Final Order determining the amount, if any, of the Reorganized Debtors' liability with respect thereto or as may otherwise be agreed to by the parties.

                  Claims arising out of the rejection of an executory contract or unexpired lease pursuant to the Plan must be filed with the Bankruptcy Court and served upon the Debtors or, on and after the Effective Date, the Reorganized Debtors, no later than 30 days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease,
(ii) notice of entry of the Confirmation Order and (iii) notice of an amendment to Schedule 5.1(a)(x) or 5.1(a)(y). All such Claims not filed within such time will be forever barred from assertion against the Debtors, their estates, and the Reorganized Debtors and their property. Unless otherwise ordered by the Bankruptcy Court, all claims arising from the rejection of executory contracts or unexpired leases shall be treated as General Unsecured Claims under the Plan.

C.       CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN
         ------------------------------------------------

                  The Plan shall not be confirmed by the Bankruptcy Court unless and until the following conditions shall have been satisfied or waived pursuant to Section 8.4 of the Plan:

         o the Class of holders of Secured Bank Claims (Class 3) shall have voted to accept the Plan by the requisite majorities provided in section 1126(c) of the Bankruptcy Code;

         o the class of secured Bank claims in the Sunbeam Corporation Plan shall have voted to accept the Sunbeam Corporation Plan by the requisite majorities provided in section 1126(c) of the Bankruptcy Code;

         o all exhibits to the Plan and the Sunbeam Corporation Plan, including those contained in the Plan Supplement and the Sunbeam Corporation plan supplement, shall be in form and substance reasonably acceptable to the Debtors and Banks;

         o no monetary default or event of default under the Post-Petition Bank Credit Agreement shall have occurred and be continuing;

         o no default or event of default under the postpetition receivables program provided by GECC or the documents related thereto shall have occurred and be continuing, the postpetition receivables program provided by GECC shall be in full force and effect, and no material reduction in the availability under the postpetition receivables program provided by GECC shall have occurred;

         o no material adverse change on the business, assets, operations, property, condition (financial or otherwise) of Sunbeam Corporation or any of its subsidiaries (other than inactive subsidiaries) shall have occurred and be continuing;

         o no material unanticipated claims shall have been filed or asserted in the Debtors' Chapter 11 Cases or the Sunbeam Corporation chapter 11 case;

         o one or more financial institutions acceptable to the Debtors and the Banks shall have agreed to provide the Working Capital Facility and Receivables Securitization Program to Reorganized Sunbeam Corporation and the Reorganized Debtors after the effectiveness of the Plan and the Sunbeam Corporation Plan, on terms acceptable to the Debtors, Sunbeam Corporation and the Banks; and

         o the Confirmation Order shall provide for (i) the release of all claims held by the Debtors against the Banks and their respective Affiliates (including Morgan Stanley) and known loan participants and (ii) the dismissal of the Adversary Proceeding with prejudice.

D.       CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE PLAN
         -------------------------------------------------

                  The Plan shall not become effective unless and until the following conditions shall have been satisfied or waived pursuant to Section 8.4 of the Plan:

         o The Confirmation Order, in form and substance reasonably acceptable to the Debtors and the Banks shall have become a Final Order;

         o the order confirming the Sunbeam Corporation Plan, in form and substance reasonably acceptable to the Debtors and the Banks shall have become a Final Order;

         o the Effective Date shall have occurred on or before December 31, 2002;

         o all actions, documents and agreements necessary to implement the Plan in form and substance reasonably acceptable by the Debtors and the Banks shall have been effected or executed;

         o the Receivables Securitization Program and the Working Capital Facility shall be in full force and effect;

         o the Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents that are determined by the Debtors to be necessary to implement the Plan;

         o the Chief Executive Officer of Reorganized Sunbeam shall have made an investment of not less than $3,000,000 in the equity of Reorganized Sunbeam; and

         o the Banks shall be reasonably satisfied with the senior management of Reorganized Sunbeam and the Reorganized Debtors.

                  The Debtors may waive, with the consent of the Banks, by a writing signed by an authorized representative of the Debtors and subsequently filed with the Bankruptcy Court, one or more of the conditions precedent set forth in Sections 8.1 and 8.2 of the Plan (other than the conditions set forth in Section 8.1(a), 8.1(b), 8.2(a) (except as to timing and finality) and 8.2(b) (except as to timing and finality)).

                  In the event that one or more of the conditions to the Effective Date described above and set forth in Section 8.2 of the Plan have not occurred on or before 60 days after the Confirmation Date (unless extended for up to 60 additional days by the Debtors and the Banks), (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (d) the Debtors' obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

E.       IMPLEMENTATION AND EFFECT OF CONFIRMATION OF THE PLAN
         -----------------------------------------------------

                  On the Effective Date, except as otherwise provided for in the Plan, the property of the estates of the Debtors shall vest in the Reorganized Debtors. From and after the Effective Date, the Reorganized Debtors may operate their businesses, and may use, acquire and dispose of property free of any restrictions imposed under the Bankruptcy Code. As of the Effective Date, all property of the Reorganized Debtors shall be free and clear of all liens, claims and interests of holders of Claims and Equity Interests, except as otherwise provided in the Plan. All injunctions and stays provided for in the Chapter 11 Cases under sections 105 and 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

                  On the Effective Date, Reorganized Sunbeam will incur and the Reorganized Debtors will guarantee indebtedness under the Working Capital Facility having up to $200,000,000 of revolving credit commitments. The Working Capital Facility will be secured by a first priority security interest in all assets of Reorganized Sunbeam and the Reorganized Debtors (other than the receivables subject to a lien securing the securitization facility existing as of the Effective Date and any replacement facilities), and not more than 66% of the equity interests of Coleman International Holdings, LLC and any first tier foreign subsidiary.

                  On the Effective Date, one or more of the Reorganized Debtors will become party to the Receivables Securitization Program with an aggregate credit commitment of $200,000,000 and pursuant to which they will sell or pledge as collateral security all or a substantial portion of their accounts receivable.

                  On or as of the Effective Date, the distributions provided for under the Plan may be effectuated pursuant to the Restructuring Transactions described in this Article VI, the documentation for which shall be satisfactory to the Debtors and the Banks. On the Effective Date, in the event the Debtors and the Banks determine that the Debtors shall transfer all or part of any of the Selected Businesses to Newco, one of the following two transactions shall occur in seriatim, with respect to such Selected Business:

               (i)    Transaction #1:

                 o Formation and Capitalization of Newco. The Transferors may, at the Debtors' and the Banks' discretion, transfer (including, if so desired, by license rather than a complete transfer) all or part of the Selected Business to Newco, one or more newly formed corporations, in exchange for the right to receive the Newco Stock and the Newco Notes. The Newco Stock and the Newco Notes will be allocated among the Transferors based on the relative net value of the assets transferred to Newco, as determined by the Debtors.

                 o Newco Stock Issuance and Transfer. Newco shall issue and transfer to the Transferors 100% of the Newco Class A Stock and 100% of the Newco Notes and, on behalf of and at the direction of the Transferors, shall issue and transfer directly to the holders of Secured Bank Claims 100% of the Newco Class B Stock.

              (ii)     Transaction #2:

                 o The Transferors may, at the Debtors' and the Banks' discretion, transfer all or part of the Selected Business to the Banks, who will immediately transfer such Selected Business to Newco, in exchange for all or substantially all of the equity interests in Newco, or in lieu thereof, the Banks may assign their right to acquire such Selected Business to Newco in exchange for the equity interests in Newco, and Newco shall acquire such Selected Business.

                  On or as of the Effective Date, within the sole and exclusive discretion of the Debtors, the Debtors may, subject to the approval of the Banks, notwithstanding any other transfers described in this Article VI, cause any or all of the Debtors to be merged into one or more of the Debtors or dissolved, cause the transfer of assets between or among the Debtors, or engage in any other transaction in furtherance of the Plan. Any such transactions will be effective as of the Effective Date pursuant to the Confirmation Order without any further action by the stockholders or directors of any of the Debtors, the Debtors in Possession or the Reorganized Debtors.

                  The issuance of the following securities by the Reorganized Debtors is hereby authorized without further act or approval under applicable law, regulation, order or rule: (i) the Newco Notes, and (ii) the Newco equity. In the case of Transaction #1, both the Newco Class A Stock and the Newco Class B Stock will have identical terms, with the exceptions that (x) the holder(s) of the Newco Class A Stock will be entitled to elect three out of the four members of the Newco Board of Directors and the holder(s) of the Newco Class B Stock will be entitled to elect one out of the four Board members, and (y) the consent of the holders of the Newco Class B Stock will be required to merge Newco with any corporation affiliated with the Reorganized Debtors. In the case of Transaction #1, the Newco Class A Stock interests will represent 95% of the equity value of Newco and the Newco Class B Stock interests will represent 5% of the equity value of Newco.

F.       DISCHARGE AND INJUNCTION
         ------------------------

                  The rights afforded pursuant to the Plan and the treatment of all Claims and Equity Interests under the Plan shall be in exchange for and in complete satisfaction, discharge and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Commencement Date, against the Debtors and the Debtors in Possession, or any of their assets or properties. Except as otherwise provided in the Plan,
(i) on the Effective Date, all Claims against and Equity Interests in the Debtors shall be satisfied, discharged and released in full and (ii) all persons shall be precluded from asserting against the Reorganized Debtors, their successors, or their assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

                  Except as otherwise expressly provided in the Plan, the Confirmation Order or a separate order of the Bankruptcy Court, all entities who have held, hold or may hold Claims against or Equity Interests in the Debtors, are permanently enjoined, on and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Equity Interest, (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors on account of any such Claim or Equity Interest, (iii) creating, perfecting or enforcing any encumbrance of any kind against the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest, (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest and (v) commencing or continuing in any manner any action or other proceeding of any kind with respect to any claims and Causes of Action which are extinguished, dismissed or released pursuant to the Plan. Such injunction shall extend to successors of the Debtors, including, without limitation, the Reorganized Debtors and their respective properties and interests in property. Section 7.5 of the Plan does not enjoin, bar or otherwise impair the commencement or prosecution of direct personal claims against any Person other than the Debtors.

G.       SUMMARY OF OTHER PROVISIONS OF THE PLAN
         ---------------------------------------

                  The following subsections summarize certain other significant provisions of the Plan. The Plan should be referred to for the complete text of these and other provisions of the Plan.

                  1. RETIREE BENEFITS

                  The Plan provides that, pursuant to section 1114(a) of the Bankruptcy Code, payments, if any, due to any person for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under any plan, fund, or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by the Debtors prior to the Commencement Date shall be continued for the duration of the period the Debtors have obligated themselves to provide such benefits, subject to the Debtors' right to amend or modify such benefit plans, funds or programs in accordance with the terms thereof and applicable law.

                  2. CONTINUATION OF PENSION PLANS

                  Sunbeam Corporation or one or more wholly-owned subsidiaries thereof sponsors and administers the Pension Plans. The Pension Plans are covered by Title IV of ERISA. Pursuant to the Plan and the Sunbeam Corporation Plan, Sunbeam Corporation and/or one or more wholly-owned subsidiaries thereof will continue the Pension Plans, subject to the terms of such plans and applicable law, including ERISA.

                  3. BY-LAWS AND CERTIFICATES OF INCORPORATION

                  The Reorganized Debtors By-laws and the Reorganized Debtors Certificates of Incorporation shall contain provisions necessary (a) to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such certificates of incorporation and by-laws as permitted by applicable law and (b) to effectuate the provisions of the Plan, in each case without any further action by the stockholders or directors of the Debtors, the Debtors in Possession or the Reorganized Debtors.

                  The proposed forms of the Reorganized Debtors Certificates of Incorporation and the Reorganized Debtors By-laws will be included in the Plan Supplement.

                  4. AMENDMENT OR MODIFICATION OF THE PLAN

                  Alterations, amendments or modifications of or to the Plan may be proposed in writing by the Debtors with the consent of the Banks, provided that such consent shall not be unreasonably withheld, at any time prior to the Confirmation Date, provided that the Plan, as altered, amended or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code. Subject to obtaining the approval of the Banks, the Plan may be altered, amended or modified by the Debtors at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments or modifications. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder.

                  5. ASSUMED INDEMNIFICATION OBLIGATIONS

                  Pursuant to the Plan, entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the Assumed Indemnification Claims. The Assumed Indemnification Claims means all Claims, if any, as to which the claimant asserts rights based only upon the Assumed Corporate Indemnities. The Assumed Corporate Indemnities mean any obligation of the Debtors to defend, indemnify, reimburse or limit the liability of their present and any former officers, directors and/or employees who were officers, directors and/or employees, respectively, on or after the Commencement Date, solely in their capacity as officers, directors and/or employees, against any claims or obligations pursuant to the Debtors' certificates of incorporation or by-laws, applicable state law or specific agreement, or any combination of the foregoing. The Assumed Indemnification Claims shall, in all respects, irrespective of whether such claims arise under contracts or executory contracts, survive confirmation of the Plan, remain unaffected thereby, and not be discharged irrespective of whether indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before, on or after the Commencement Date.

                  6. RELEASES

                  Pursuant to the Plan, as of the Effective Date, the Debtors and the Debtors in Possession and each holder of a Claim against or Equity Interest in the Debtors or Debtors in Possession release all of the Releasees from any and all Causes of Action held, assertable on behalf of or derivative from the Debtors or the Debtors in Possession or such holder, in any way relating to the Debtors, the Debtors in Possession, the Chapter 11 Cases, the Plan and the ownership, management and operation of the Debtors. Releasees means all present and former officers and directors of the Debtors who were directors and/or officers, respectively, on or after the Commencement Date, and any other Persons who serve or served as members of management of the Debtors on or after the Commencement Date, all present and former Banks and Post-Petition Banks
(and their respective Affiliates and known loan participants), Morgan Stanley, all present and former officers and directors and other persons who serve or served as members of the management of any present or former Bank and Post-Petition Bank (and their respective Affiliates and known loan participants), Morgan Stanley, and all post-Commencement Date advisors, consultants or professionals of or to the Debtors, the Banks, the Post-Petition Banks

(and their respective Affiliates and known loan participants) and Morgan Stanley. The foregoing shall not operate as a waiver of or release from any Causes of Action arising out of any express contractual obligation owing by any former director, officer or employee to the Debtors or any reimbursement obligation of any former director, officer or employee with respect to a loan or advance made by the Debtors to such former director, officer or employee and is not a waiver of or release for any attorneys retained in connection with these chapter 11 cases from claims by their respective clients. Nothing in section
10.4 of the Plan shall effect a release in favor of any person other than the Debtors with respect to any debt owed to the United States Government, any state, city or municipality for any liability of such person arising under (i) the Internal Revenue Code, or any state, city or municipal tax code, (ii) the environmental laws of the United States, any state, city or municipality or
(iii) any criminal laws of the United States, any state, city or municipality.

                  Except as otherwise provided under the Plan, as of the Effective Date, each of the Releasees, in any capacity, generally releases the Debtors and the Debtors in Possession, in each case in any capacity, from any and all Causes of Action held by, assertable on behalf of or derivative from such Releasee in any way relating to the Debtors, the Debtors in Possession, the Chapter 11 Cases, the Plan and the ownership, management and operation of the Debtors.

                  7. CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS

                  Pursuant to the Plan, on the Effective Date, the promissory notes and all other instruments or documents evidencing any Secured Bank Claim shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors under the Bank Credit Agreement shall be discharged.

                  Holders of promissory notes and any and all other instruments or documents evidencing any Secured Bank Claim shall not be required to surrender such instruments pursuant to the Plan.

                  8. REVOCATION OR WITHDRAWAL OF THE PLAN

                  Subject to obtaining the approval of the Banks, the Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained in the Plan shall constitute or be deemed a waiver or release of any claims by or against the Debtors or any other person or entity or to prejudice in any manner the rights of the Debtors or any person or entity in any further proceedings involving the Debtors.

                  9. CLAIMS EXTINGUISHED

                  As of the Effective Date any and all avoidance claims accruing to the Debtors and Debtors in Possession under sections 502(d), 544, 545, 547, 548, 549, 550 and 551 of the Bankruptcy Code and not then pending shall be extinguished. The Debtor is unaware of any avoidance actions which, if successfully prosecuted, would result in a greater distribution to any creditors other than the Banks.

                  10. EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS

                  Pursuant to the Plan, each of the Debtors and the Reorganized Debtors is authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.

                  11. CORPORATE ACTION

                  Pursuant to the Plan, on the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders or directors of the Debtors or Reorganized Debtors, including, without limitation, (a) the authorization to form Newco and to issue or cause to be issued the Newco Notes and the Newco equity, (b) the authorization and effectiveness of the New Bank Guarantee and Security Agreement, Receivables Securitization Program, the Management Equity Plans, and the Working Capital Facility Documents, (c) the effectiveness of the Reorganized Debtors Certificates of Incorporation and Reorganized Debtors By-laws, and (d) the election or appointment, as the case may be, of directors and officers of the Reorganized Debtors pursuant to the Plan, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation law of the states in which the Debtors and Reorganized Debtors are incorporated, without any requirement of further action by the stockholders or directors of the Debtors or Reorganized Debtors. On the Effective Date, or as soon thereafter as is practicable, the Reorganized Debtors shall, if required, file their amended certificates of incorporation with the Secretaries of State of the states in which they are incorporated, to the extent required by the applicable general corporation law of such states.

                  12. EXCULPATION

                  Pursuant to the Plan, none of the Debtors, the Reorganized Debtors, the Banks and their respective Affiliates, known loan participants and Morgan Stanley, the Post-Petition Banks and their respective Affiliates, known loan participants and Morgan Stanley or GECC or any of their respective members, officers, directors, employees, advisors, professionals or agents shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases, negotiations regarding or concerning the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and, in all respects, the Debtors, Reorganized Debtors, the Banks and their respective Affiliates, known loan participants and Morgan Stanley, the Post-Petition Banks and their respective Affiliates, known loan participants and Morgan Stanley and GECC and each of their respective members, officers, directors, employees, advisors, professionals and agents shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided that nothing in this section shall effect a release of any person other than the Debtors with respect to any debt owed to the United States Government, any state. city or municipality for any liability of such person arising under (i) the Internal Revenue Code, or any state, city or municipal tax code, (ii) the environmental laws of the United States, any state, city or municipality or (iii) any criminal laws of the United States, any state, city or municipality; and provided further the Debtors' reorganization process and Plan in no way discharge, release, or relieve the Debtors, Reorganized Debtors, any other members of the Debtors' or Reorganized Debtors' controlled groups (as defined in 29 U.S.C. ss. 1301(a)(14)), or the Releasees, in any capacity, from any liability under Part 4, Subtitle B, Title I or under Title IV of ERISA with respect to the Pension Plans. PBGC and the Pension Plans shall not be enjoined or precluded from enforcing such liability, if any, as a result of the Plan's provisions or confirmation.

                  13. PLAN SUPPLEMENT

                  The Reorganized Debtors Certificates of Incorporation, the Reorganized Debtors By-laws, the New Bank Guarantee and Security Agreement and Schedules 5.1(a)(x) and 5.1(a)(y) referred to in Section 5.1 of the Plan, shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least 10 days prior to the last day upon which holders of Claims may vote to accept or reject the Plan. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to the Debtors at the address set forth in Section 10.13 of the Plan.

                  14. RETENTION OF JURISDICTION

                  Pursuant to the Plan, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

                  (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of cure amounts and Claims resulting therefrom;

                  (b) To hear and determine any and all adversary proceedings, applications and contested matters;

                  (c) To hear and determine any objection to Administrative Expense Claims or Claims;

                  (d) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

                  (e) To issue such orders in aid of execution and consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

                  (f) To consider any amendments to or modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

                  (g) To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331 and 503(b) of the Bankruptcy Code;

                  (h) To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan;

                  (i) To recover all assets of the Debtors and property of the Debtors' estates, wherever located;

                  (j) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

                  (k) To hear any other matter not inconsistent with the Bankruptcy Code; and

                  (l) To enter a final decree closing the Chapter 11 Cases.

                  15. EXEMPTION FROM TRANSFER TAXES

                  Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or issuance of debt or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, sales or other similar tax. All sale transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Commencement Date through and including the Effective Date, including, without limitation, the sales, if any, by the Debtors of owned property or assets pursuant to section 363(b) of the Bankruptcy Code and the assumptions, assignments and sales, if any, by the Debtors of unexpired leases of non-residential real property pursuant to section 365(a) of the Bankruptcy Code, shall be deemed to have been made under, in furtherance of, or in connection with the Plan and, therefore, shall not be subject to any stamp, real estate transfer, mortgage recording, sales or other similar tax.

                  16. POST-EFFECTIVE DATE FEES AND EXPENSES

                  From and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred by the Reorganized Debtors, including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan.

                  17. PAYMENT OF STATUTORY FEES

                  All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.

                  18. SEVERABILITY

                  In the event that the Bankruptcy Court determines that any provision in the Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the holder or holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidness or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan.

                  19. BINDING EFFECT

                  The Plan shall be binding upon and inure to the benefit of the Debtors, the holders of Claims and Equity Interests and their respective successors and assigns, including, without limitation, the Reorganized Debtors.

                  20. GOVERNING LAW

                  Except to the extent the Bankruptcy Code, Bankruptcy Rules or any other federal law is applicable, or to the extent an exhibit to the Plan provides otherwise, or contract, instrument or other agreement or document entered into in connection with the Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

                  21. NOTICES

                  All notices, requests and demands to or upon the Debtors or, on and after the Effective Date, the Reorganized Debtors, to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

       If to the Debtors or Reorganized Debtors:

       Sunbeam Products, Inc.
       2381 Executive Center Drive
       Boca Raton, Florida  33431
       Attn:  General Counsel
       Telephone:  (561) 912-4438
       Facsimile:  (561) 912-4612

       with a copy to:

       Weil, Gotshal & Manges LLP
       767 Fifth Avenue
       New York, New York  10153
       Attn:  Lori R. Fife, Esq.
              George A. Davis, Esq.
       Telephone:  (212) 310-8000
       Facsimile:  (212) 310-8007

       If to the Banks:

       Simpson Thacher & Bartlett
       425 Lexington Avenue
       New York, New York  10017
       Attn:  Peter V. Pantaleo, Esq.
       Telephone:  (212) 455-2000
       Facsimile:  (212) 455-2502

                  22. WITHHOLDING AND REPORTING REQUIREMENTS

                  In connection with the consummation of the Plan, the Debtors or Reorganized Debtors, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

                  23. SECTIONS 1125 AND 1126 OF THE BANKRUPTCY CODE

                  As of and subject to the occurrence of the Confirmation Date,
(i) the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including, without limitation section 1125(a) of the Bankruptcy Code, and any applicable nonbankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation and (ii) the Debtors, the Banks and each of their respective affiliates, agents, directors, officers, employees, advisors and attorneys) shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for any violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any securities under the Plan.

                  24. ALLOCATION OF PLAN DISTRIBUTIONS

                  All distributions in respect of Claims will be allocated first to the portion of such Claims representing interest (as determined for federal income tax purposes), second to the original principal amount of such Claims (as determined for federal income tax purposes), and any excess allocated to the remaining portion of such Claims.

                  VII. CONFIRMATION AND CONSUMMATION PROCEDURE

                  Under the Bankruptcy Code, the following steps must be taken to confirm the Plan:

A.       SOLICITATION OF VOTES
         ---------------------

                  In accordance with sections 1126 and 1129 of the Bankruptcy Code, Class 3 (Secured Bank Claims) and Class 5 (Affiliate Claims) are the only impaired Classes under the Plan. Claims in each of Class 1 (Other Priority Claims), Class 2 (Other Secured Claims) and Class 4 (General Unsecured Claims) and Equity Interests in Class 6 (Equity Interests) will, pursuant to the Plan, be rendered unimpaired or reinstated in accordance with section 1124 of the Bankruptcy Code. Accordingly, holders of Claims and Equity Interests in Classes 1, 2, 4 and 6 are conclusively presumed to have accepted the Plan, and the solicitation of acceptances with respect to such Classes is not required under section 1126(f) of the Bankruptcy Code. Only holders of Claims in Class 3 (Secured Bank Claims) and Class 5 (Affiliate Claims) are entitled to vote to accept or reject the Plan.

                  As to the classes of claims entitled to vote on a plan, the Bankruptcy Code defines acceptance of a plan by a class of creditors as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class that have timely voted to accept or reject a plan.

                  A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

B.       THE CONFIRMATION HEARING
         ------------------------

                  The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing. The Confirmation Hearing in respect of the Plan has been scheduled for November 20, 2002, commencing at 10:00 a.m. Eastern Time, before the Honorable Arthur J. Gonzalez, United States Bankruptcy Judge, at the United States Bankruptcy Court for the Southern District of New York, One Bowling Green, New York, New York 10004, or such other location as the Bankruptcy Court directs. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing. Any objection to confirmation must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim held by the objector. Any such objection shall be filed with the Bankruptcy Court, together with proof of service thereof, in accordance with General Order of the United States Bankruptcy Court for the Southern District of New York M-242, which order may be found at www.nysb.uscourts.gov, and served upon the following parties on or before November 8, 2002 at 4:00 p.m. Eastern Time:

         Sunbeam Corporation
         2381 Executive Center Drive
         Boca Raton, Florida  33431
         Attn:  General Counsel

         Weil, Gotshal & Manges LLP
         767 Fifth Avenue
         New York, New York  10153
         Attn:   Lori R. Fife, Esq.
                 George A. Davis, Esq.

         Simpson Thacher & Bartlett
         Attorneys for the Banks
         425 Lexington Avenue
         New York, New York  10017
         Attn:  Peter V. Pantaleo, Esq.

         Office of the United States Trustee
         33 Whitehall Street, 21st Floor
         New York, New York 10004
         Attn:  Paul K. Schwartzberg, Esq.

Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

C.       CONFIRMATION
         ------------

                  At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of a plan are that the plan is
(i) accepted by all impaired classes of claims and equity interests or, if rejected by an impaired class, that the plan "does not discriminate unfairly" and is "fair and equitable" as to such class, (ii) feasible and (iii) in the "best interests" of creditors and stockholders that are impaired under the plan.

                  1. ACCEPTANCE

                  Classes 3 and 5 of the Plan are impaired under the Plan and entitled to vote to accept or reject the Plan. Classes 1, 2, 4 and 6 of the Plan are unimpaired and, therefore, are conclusively presumed to have voted to accept the Plan.

                  2. UNFAIR DISCRIMINATION AND FAIR AND EQUITABLE TESTS

                  To obtain nonconsensual confirmation of the Plan, it must be demonstrated to the Bankruptcy Court that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each impaired, nonaccepting class. The Bankruptcy Code provides a non-exclusive definition of the phrase "fair and equitable." The Bankruptcy Code establishes "cram down" tests for secured creditors, unsecured creditors and equity holders, as follows:

         o Secured Creditors. Either (i) each impaired secured creditor retains its liens securing its secured claim and receives on account of its secured claim deferred cash payments having a present value equal to the amount of its allowed secured claim,
              (ii) each impaired secured creditor realizes the "indubitable equivalent" of its allowed secured claim or (iii) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds to be as provided in clause (i) or (ii) above.

         o Unsecured Creditors. Either (i) each impaired unsecured creditor receives or retains under the plan property of a value equal to the amount of its allowed claim or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the plan.

         o Equity Interests. Either (i) each holder of an equity interest will receive or retain under the plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled or the value of the interest or (ii) the holder of an interest that is junior to the nonaccepting class will not receive or retain any property under the plan.

                  Inasmuch as Class 3 (Secured Bank Claims), the only impaired Class under the Plan, supports and is anticipated to accept the Plan, the Debtors believe that the Plan will satisfy the best interests test.

                  3. FEASIBILITY

                  The Bankruptcy Code permits a plan to be confirmed if it is not likely to be followed by liquidation or the need for further financial reorganization. For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan. As part of this analysis, the Sunbeam Group has prepared projections of its financial performance for each of the four fiscal years in the period ending December 31, 2005 (the "Projection Period"). These projections, and the assumptions on which they are based, are included in the Projected Financial Information, annexed hereto as Exhibit E. Based upon such projections, the Debtors believes that they will be able to make all payments and distributions required pursuant to the Plan and, therefore, that confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization.

                  The financial information and projections appended to the Disclosure Statement include for the four fiscal years in the Projection Period:

         o Projected Consolidated Balance Sheet of the Sunbeam Group as of December 31, 2002, December 31, 2003, December 31, 2004, and December 31, 2005;

         o Projected Consolidated Statements of Operation of the Sunbeam Group as of December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005; and

         o Projected Consolidated Statements of Cash Flow of the Sunbeam Group as of December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005.

                  The pro forma financial information and the projections are based on the assumption that the Plan will be confirmed by the Bankruptcy Court and, for projection purposes, that the Effective Date of the Plan will occur in 2002.

                  The Sunbeam Group has prepared these financial projections based upon certain assumptions that it believes to be reasonable under the circumstances. Those assumptions considered to be significant are described in the financial projections, which are annexed hereto as Exhibit E. The financial projections have not been examined or compiled by independent accountants. The Debtors make no representation as to the accuracy of the projections or the ability of the Sunbeam Group to achieve the projected results. Many of the assumptions on which the projections are based are subject to significant uncertainties. Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the actual financial results. Therefore, the actual results achieved throughout the Projection Period may vary from the projected results and the variations may be material. All holders of Claims that are entitled to vote to accept or reject the Plan are urged to examine carefully all of the assumptions on which the financial projections are based in connection with their evaluation of the Plan.

                  4. BEST INTERESTS TEST

                  With respect to the impaired Class of Claims, confirmation of the Plan requires that each holder of a Claim in such Class either (i) accept the Plan or (ii) receives or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. Inasmuch as Class 3 (Secured Bank Claims) supports and is anticipated to accept the Plan, the Debtors believe that the Plan will satisfy the best interests test.

D.       CONSUMMATION
         ------------

                  The Plan will be consummated on the Effective Date. The Effective Date of the Plan will occur on the first Business Day on which the conditions precedent to the effectiveness of the Plan, as set forth in Section
8.2 of the Plan, have been satisfied or waived pursuant to Section 8.4 of the Plan. For a more detailed discussion of the conditions precedent to the Effective Date of the Plan and the consequences of the failure to meet such conditions, see Section VI.D. NOTABLY, A MATERIAL CONDITION PRECEDENT TO THE EFFECTIVE DATE OF THE PLAN IS THE CONFIRMATION AND EFFECTIVENESS OF THE SUNBEAM CORPORATION PLAN.

                  The Plan is to be implemented pursuant to its terms, consistent with the provisions of the Bankruptcy Code.

                  VIII. MANAGEMENT OF THE REORGANIZED DEBTORS

A.       BOARDS OF DIRECTORS AND MANAGEMENT
         ----------------------------------

                  1. BOARDS OF DIRECTORS

                  Subject to the terms of the Securityholders Agreement as described in the Sunbeam Corporation Plan and related Disclosure Statement, the members of the Boards of Directors of Reorganized Sunbeam and each primary operating Reorganized Debtor shall be identified at or prior to the Confirmation Hearing. The members of the Boards of Directors of the remaining Reorganized Debtors immediately prior to the Effective Date shall serve as the initial members of the Boards of Directors of such Reorganized Debtors on and after the Effective Date. Each of the members of such initial Boards of Directors shall serve in accordance with the applicable Reorganized Debtors Certificates of Incorporation, applicable Reorganized Debtors By-laws, or the Securityholders Agreement, as the same may be amended from time to time. The initial Board of Directors of Newco shall consist of four individuals (to be selected in a manner consistent with the allocation of Board representation in the charters of Newco).

                  2. OFFICERS

                  The officers of the Debtors immediately prior to the Effective Date shall serve as the initial officers of the Reorganized Debtors on and after the Effective Date. Such officers shall serve in accordance with any employment agreement (that was not rejected pursuant to section 365 of the Bankruptcy Code) with the Reorganized Debtors and applicable law.

                  3. IDENTITY OF THE PRINCIPAL DEBTORS' EXECUTIVE MANAGEMENT

                  Set forth below is the name, age and position with Sunbeam Corporation of the executive management of Sunbeam Corporation. The officers listed below also are officers of most of Debtors during the Chapter 11 Cases:


           NAME                AGE                                   TITLE
           ----                ---                                   -----
Jerry W. Levin                 58     Chairman of the Board of Directors since March 1999, Chief
                                      Executive Officer and Director since June 1998 and President since
                                      August 1998

Bobby G. Jenkins               40     Executive Vice President and Chief Financial Officer since June 1998

Ronald H. Dunbar               65     Senior Vice President - Human Resources since August 1998

Steven R. Isko                 38     Senior Vice President and General Counsel since June 1999 and
                                      Corporate Secretary since June 2002


B.       COMPENSATION OF THE PRINCIPAL DEBTORS' EXECUTIVE MANAGEMENT
         -----------------------------------------------------------

                  The following table sets forth all cash compensation paid to the executive management of Sunbeam Corporation, for services rendered to Sunbeam Corporation and the Debtors for the year ended December 31, 2001:


                                                                                 COMPENSATION
                                                                 ----------------------------------------
         NAME                 CAPACITY IN WHICH SERVED             SALARY           BONUS*         OTHER
-----------------      --------------------------------------    ----------------------------------------
Jerry W. Levin         Chairman of the Board and Chief
                       Executive Officer and President           $1,375,000      $1,295,300      $180,997

Bobby G. Jenkins       Executive Vice President and Chief
                       Financial Officer                         $500,000        $138,800        $45,582

Ronald H. Dunbar       Senior Vice President, Human Resources    $470,000        $108,700        $41,253

Steven R. Isko         Senior Vice President, General Counsel
                       and Corporate Secretary                   $356,250        $241,100        $68,557



C.       MANAGEMENT EQUITY PLANS
         -----------------------

                  1. MANAGEMENT EQUITY PLANS.

                  Sunbeam Corporation, the Debtors and the Banks have negotiated the principal terms and conditions of compensation and benefits for executive management of Reorganized Sunbeam and certain of the Reorganized Debtors. These terms and conditions are subject to finalization. A summary of certain of the principal terms is listed below.

Terms of Management Equity Plans

 Equity Reserved For Management:             Up to 11% of the equity of Reorganized Sunbeam on a fully-diluted basis as of the Effective Date:(6) 6.75% for employees of Reorganized Sunbeam, and 4.25% for certain employees of the primary operating Reorganized
                                             Debtors (the "Designated Reorganized Subsidiaries") (including a portion of which will be allocated to new hires) to be allocated as described below as "Regular Management Options" and "Premium Price Options."

Option Term:                                 10 years from Effective Date.

Assumed Equity Value:                        As of the Effective Date, equity value is assumed to be $400 million
                                            (the "Assumed Equity Value").

------------------
* Bonus earned in 2001 includes a retention bonus of $500,000 for Mr. Levin and a retention bonus of $150,000 for Mr. Isko.

(6) For the purposes herein, "fully-diluted" will be calculated taking into account (i) the aggregate number of outstanding shares, (ii) the aggregate number of shares available for issuance under the Management Equity Plan, and
(iii) the exercise of the New Warrants, in each case, as in effect on the Effective Date. The Management Equity Plans will contain such adjustment provisions (e.g., for stock splits), if any, as may be agreed to among the Banks and Debtors in the definitive documents.



                                             million (the "Assumed Equity Value")

Regular Management                           Options equal to 8% of the equity of Reorganized Sunbeam will be granted to
Options ("RMO's"):                           employees (3.75% to employees of Reorganized Sunbeam in the form of options to purchase equity of Reorganized Sunbeam (the allocation of which shall reflect the additional grant of PPO's to the Chief Executive
                                             Officer and his direct corporate reports) and 4.25% to employees of the Designated Reorganized Subsidiaries in the form of options to purchase equity of their respective employers), subject to vesting provisions, with a strike price equating to the Assumed Equity Value
                                             (or equivalent thereof for each Reorganized Subsidiary). Such options shall be granted on the Effective Date.

                                             Vesting of RMO's granted to employees of Designated Reorganized
                                             Subsidiaries will only occur upon a change in control or initial public offering of their employer during the term of employment or, in the case of termination other than for cause or voluntary separation, six months after termination.

Options Reserved For New Hires and           A portion of the aggregate 11% of the equity reserved for management shall be
Promotions:                                  reserved for issuance to new hires or promotions.  The issuance of such options shall be at the discretion of the Board of Directors.

Disposition of Options Granted to            The Management Equity Plans will provide for modified vesting of
Management in the Event of Termination       certain unvested options and limited exercise periods in the event of
Without Cause, Voluntary Separation,         an employee's termination without cause, voluntary separation, death
Death  or Disability:                        or disability.

Disposition of Options Granted to            Upon an employee's termination with cause, all options (whether or not
Management in the Event of Termination       then-vested) shall be immediately canceled.
With Cause:


Change of Control:                           Upon a change of control (to be defined) of one of the companies, all options then-granted and outstanding to employees of the affected company shall fully vest.

Dividend Distribution with Respect to        The Management Equity Plans will provide for certain adjustments to the
Management Options:                          exercise price or number of shares subject of outstanding options in the event of certain extraordinary dividends.

Allocation to Management:                    Prior to the Effective Date, the allocation of options shall be determined with respect to the Chief Executive Officer and, to the extent practicable, to all other individual participants and within 60 days after the Effective
                                             Date shall be ratified by the Board of Directors.  Within 60 days after the
                                             Effective Date, the Board of Directors will determine, based on recommendations of the Chief Executive Officer, the allocation of the options among the individual participants not previously allocated prior to the
                                             Effective Date.  Allocations for new



                                       46


                                             hires or promotions shall be determined from time to time by the Board of Directors.

LTIP:                                        Employees shall be entitled to participate in the LTIP, on terms consistent with existing presentation materials provided on July 17,
                                             2002. The Chief Executive Officer and named executive officers will participate in the LTIP beginning on the later of January 1, 2003 and the Effective Date.

Senior Executive Employment                  The provisions of the existing employment agreement for Chief Executive
Agreements:                                  Officer of Reorganized Sunbeam to be applicable after the Effective Date
                                             (including the provisions with respect to vesting of options upon termination, but excluding (x) any re-signing bonus amounts and (y) the postpetition amendment to the contract providing for reduction in cash severance as a result of options exercise) conditioned upon investment by
                                             Chief Executive Officer of Reorganized Sunbeam as described below.  In the event of any conflict between the management equity plan as described herein and such existing employment agreement, the terms of such existing employment agreement shall govern.

Investment:                                  On the Effective Date there shall be an investment of up to $5 million in the equity of Reorganized Sunbeam (the "Purchased Equity") as follows: (i) the
                                             Chief Executive Officer of Reorganized Sunbeam shall, subject to the conditions described below, invest $3 million at an assumed equity value of
                                             $325 million, and (ii) employees may invest up to $2 million in the aggregate at a 0-10% discount to be determined by the Banks (together with the Chief
                                             Executive Officer of Reorganized Sunbeam, each, a "Management Investor").
                                             The investment by the Chief Executive Officer in the Purchased Equity shall be conditioned upon: (a) the Chief Executive Officer's reasonable satisfaction of the options granted to the Chief Executive Officer which shall consist of options to purchase 3.22% of the equity of Reorganized
                                             Sunbeam (1.42% of which shall consist of RMO's and 1.8% of which shall consist of PPO's, (b) the Chief Executive Officer's and the Banks' reasonable satisfaction with the composition of management, (c) the Chief Executive
                                             Officer's reasonable satisfaction with allocations and option grants to management, (d) the capital and governance structure of the Sunbeam Group remaining as described herein and (e) no Material Adverse Change shall have
                                             occurred and be continuing.   If the Chief Executive Officer of Reorganized
                                             Sunbeam is terminated for any reason other than cause or voluntary separation at any time prior to the date that is the six-month anniversary of the
                                             Effective Date, the Chief Executive Officer shall have a put right with respect to all Purchased Equity in which the Chief Executive Officer invested.  The put must be exercised no later than 30 days following the date
                                             of termination.   The put price shall be the price at which the CEO initially purchased such Purchased Equity and shall be paid in cash within 5 business days following exercise of the put in accordance with the immediately preceding sentence.



                                       47


Restricted Stock:                  On the Effective Date the Chief Executive Officer will be granted an award of restricted equity equal in value to $2 million, based on an
                                   Assumed Equity Value of $400 million. Such award shall vest as follows:

                                             o        1/3 vesting on the first anniversary of grant;
                                             o        1/3 vesting on the second anniversary of grant;
                                             o        1/3 vesting on the third anniversary of grant;

                                   subject to his continued employment through the relevant vest date;
                                   provided, however, that, (x) upon the Chief Executive Officer's termination of employment for death or disability, 60% of the then unvested shares of restricted stock shall vest, (y) upon the Chief
                                   Executive Officer's termination of employment without cause or for constructive termination without cause, all unvested shares of restricted stock shall vest, and (z) upon the Chief Executive
                                   Officer's termination for any other reason, all then unvested shares of restricted stock shall be immediately forfeited.



D.       CONTINUATION OF EXISTING BENEFIT PLANS AND D&O INSURANCE
         --------------------------------------------------------

                  Except as provided in Section 5.1(a) of the Plan, all Benefit Plans and Pension Plans, all directors and officers liability and other insurance and all workers' compensation programs are treated as executory contracts under the Plan and shall, on the Effective Date, be deemed assumed by the Reorganized Debtors, in accordance with sections 365(a) and 1123(b)(2) of the Bankruptcy Code.

E.       RESTRUCTURING TRANSACTIONS
         --------------------------

                  On or as of the Effective Date, any or all of the Debtors may, subject to the approval of the Banks, cause any or all of the Debtors to be merged into one or more of the Debtors or dissolved, cause the transfer of assets between and among the Debtors or engage in any other transactions in furtherance of the Plan. Any such mergers, dissolutions or asset transfers shall be effective as of the Effective Date pursuant to the Confirmation Order without any further action by the stockholders or directors of any of the Debtors, the Debtors in Possession or the Reorganized Debtors.

                                 IX. VALUATION

                  The Debtors have been advised by Miller, Buckfire Lewis & Co., LLC ("MBLCo") as assignee of that certain engagement letter dated February 20, 2001, between the Debtors and Dresdner Kleinwort Wasserstein (f/k/a/ Wasserstein Perella & Co., Inc.) with respect to the estimated enterprise value of the Sunbeam Group. The Debtors have utilized MBLCo's valuation analysis for the purpose of determining value available for distribution to creditors pursuant to the Plan and the relative recoveries to creditors thereunder. A copy of the entire MBLCo valuation report is available for review upon execution of an appropriate confidentiality agreement, at the offices of the Debtors' attorneys, Weil, Gotshal & Manges LLP, at the address and telephone number listed on the cover page. You may arrange to view or receive a copy of the full valuation report during regular business hours by contacting Mr. Savino Ignomirello at (212) 833-3614.

                  The valuation of the Sunbeam Group for purposes of the Plan is as of an assumed Effective Date of December 31, 2002 and is based on an enterprise valuation analysis (premised on publicly available information and information provided by the Debtors) undertaken by MBLCo in August 2002. The Debtors and MBLCo are not aware of any changes as of the date hereof that would materially alter or affect their analysis. MBLCo's enterprise valuation comprises the going concern value of the Sunbeam Group. Based upon the foregoing assumptions, the enterprise value of the Sunbeam Group was assumed for purposes of the Plan by the Debtors, based upon advice from MBLCo, to be within a range of $660,000,000 to $860,000,000 with a mid-point value of $760,000,000. This value does not include excess Cash, if any, remaining in the Sunbeam Group after the projected Cash distributions to be made under the Plan and the Sunbeam Corporation Plan. The Debtors are of the view that such excess Cash, if any, is necessary to run the business and, therefore, should not be included as excess Cash for valuation purposes.

                  Based upon the estimated value set forth above, the estimated fair value of the New Secured Term Notes to be issued by Sunbeam Corporation pursuant to the Sunbeam Corporation Plan (and guaranteed by the Debtors) and the approximately $195,000,000 in embedded debt of Sunbeam Corporation and the Debtors projected to be outstanding as of the Effective Date, Sunbeam Corporation's equity value is assumed to be within a range of $394,000,000 to $594,000,000.

                  The foregoing valuation is based on a number of assumptions, including a successful reorganization of Debtors' businesses in a timely manner, the achievement of the forecasts reflected in the financial projections, the continuation of current market conditions through the Effective Date, and the Plan becoming effective in accordance with its terms.

                  The estimated value does not purport to be an appraisal or necessarily reflect the value which may be realized if assets are sold. The estimated value represents a hypothetical enterprise value of the Sunbeam Group. Such estimate reflects the application of various valuation techniques and does not purport to reflect or constitute an appraisal, a liquidation value or an estimate of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan, which may be significantly different than the amounts set forth herein. The value of operating businesses such as those operated by the Sunbeam Group is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such businesses. AS A RESULT, THE ESTIMATE OF VALUE SET FORTH HEREIN IS NOT NECESSARILY INDICATIVE OF ANY ACTUAL OUTCOME, WHICH MAY BE MORE OR LESS FAVORABLE THAN THAT SET FORTH HEREIN. BECAUSE SUCH ESTIMATE IS INHERENTLY SUBJECT TO UNCERTAINTIES, NONE OF THE SUNBEAM GROUP, THE DEBTORS, SUNBEAM CORPORATION, MBLCO OR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR ITS ACCURACY. IN ADDITION, THE VALUE OF NEWLY-ISSUED SECURITIES SUCH AS THE REORGANIZED SUNBEAM COMMON STOCK UNDER THE SUNBEAM CORPORATION PLAN IS SUBJECT TO ADDITIONAL UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT. Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the anticipated initial securities holdings of prepetition creditors, some of which may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors that generally influence the prices of securities. It should be noted that there presently is no trading market for the Reorganized Sunbeam Common Stock and there can be no assurance that such a trading market will develop.

                  MBLCo has undertaken its enterprise valuation analysis for purposes of assisting the Debtors to determine the value available to distribute to creditors pursuant to the Plan and the relative recoveries to creditors thereunder. The analysis is based on the financial projections annexed hereto as Exhibit E, as well as current market conditions and statistics. MBLCo used the comparable public company and discounted cash flow methodologies to arrive at the enterprise value of the Sunbeam Group.

                  In preparing an estimate of enterprise value, MBLCo (i) reviewed certain historical financial information of the Sunbeam Group for recent years and interim periods, (ii) reviewed certain internal financial and operating data of the Sunbeam Group, including financial projections provided by management relating to the Sunbeam Group's businesses and prospects, (iii) met with certain members of senior management of the Debtors to discuss operations and future prospects, (iv) reviewed publicly available financial data and considered the market values of public companies deemed generally comparable to the Debtors, (v) considered certain economic and industry information relevant to the Sunbeam Group's operating businesses, and conducted such other analyses as MBLCo deemed appropriate. Although MBLCo conducted a review and analysis of the Debtors' businesses, operating assets and units, liabilities and business plans, MBLCo assumed and relied on the accuracy and completeness of all (i) financial and other information furnished to it by the Debtors and (ii) publicly available information. MBLCo did not independently verify management's projections in connection with such valuation and no independent evaluations or appraisals of the Debtors' assets were sought or were obtained in connection therewith.

METHODOLOGY

                  In preparing its valuation, MBLCo performed a variety of analyses and considered a variety of factors. The summary of the analyses and factors contained herein does not purport to be a complete description of the analyses and factors considered.

                  In determining estimated enterprise value, MBLCo made judgments as to the weight to be afforded to and the significance and relevance of each analysis and factor. MBLCo did not consider any one analysis or factor to the exclusion of any other analysis or factor. Accordingly, MBLCo believes that its valuation must be considered as a whole and that selecting portions of its analysis, without considering all such analysis, could create a misleading or incomplete view of the processes underlying the preparation of its findings and conclusions. In its analyses, MBLCo made numerous assumptions with respect to the Debtors' industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the Debtors' control. In addition, analyses relating to the value of the Debtors' businesses do not purport to be appraisals or to reflect the prices at which such business or the securities to be issued under the Plan will trade.

                  THE PLAN VALUATION REPRESENTS THE ESTIMATED ENTERPRISE VALUE OF THE SUNBEAM GROUP, AND DOES NOT NECESSARILY REFLECT THE VALUE THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS. THE EQUITY VALUE ASCRIBED IN THIS ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF POST-REORGANIZATION MARKET TRADING VALUE. SUCH

TRADING VALUE, IF ANY, MAY BE MATERIALLY DIFFERENT FROM THE EQUITY VALUE SET FORTH IN THIS VALUATION ANALYSIS.

                    X. CERTAIN RISK FACTORS TO BE CONSIDERED

                  HOLDERS OF CLAIMS AGAINST THE DEBTORS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE HEREIN), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

A.       CERTAIN BANKRUPTCY LAW CONSIDERATIONS
         -------------------------------------

                  1. RISK OF NON-CONFIRMATION OF THE PLAN

                  Although the Debtors believe that the Plan will satisfy all requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion. Moreover, there can be no assurance that modifications to the Plan will not be required for confirmation or that such modifications would not necessitate the resolicitation of votes. If the conditions precedent to the Confirmation Date set forth in Section 8.1 of the Plan have not occurred or been waived, the Plan shall not be confirmed by the Bankruptcy Court.

                  2. RISK OF NON-OCCURRENCE OF THE EFFECTIVE DATE

                  Although the Debtors believe that the Effective Date will occur soon after the Confirmation Date, there can be no assurance as to the timing of the Effective Date. If the conditions precedent to the Effective Date set forth in Section 8.2 of the Plan have not occurred or been waived within 60 days after the Confirmation Date (unless extended for up to 60 additional days by the Debtor), the Confirmation Order shall be vacated, in which event no distributions under the Plan would be made, the Debtors and all holders of Claims would be restored to the status quo ante as of the day immediately preceding the Confirmation Date and the Debtors' obligations with respect to Claims and would remain unchanged.

                  3. RISKS RELATED TO THE SUNBEAM CORPORATION PLAN

                  Although the Debtors believe that the Sunbeam Corporation Plan will satisfy all requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion. Moreover, although the Debtors believe that the Effective Date of the Sunbeam Corporation Plan will occur soon after the Confirmation Date for the Sunbeam Corporation Plan, there can be no assurance as to the timing of the Effective Date for the Sunbeam Corporation Plan. As set forth above and in
Section 8.2 of the Plan, the occurrence of the Effective Date of the Sunbeam Corporation Plan is a condition precedent to the Effective Date under the Plan.

B.       RISKS TO RECOVERY BY HOLDERS OF SECURED BANK CLAIMS
         ---------------------------------------------------

                  The ultimate recoveries under the Plan to holders of Secured Bank Claims depend upon the realizable value of the secured guarantees issued by the Debtors pursuant to the New Bank Guarantee and Security Agreement. The financial results of the Reorganized Debtors are subject to a number of material risks, including, but not limited to, those specified below.

                  1. POSSIBLE ECONOMIC SLOWDOWN

                  The possibility of a slowdown in economic growth or retail sales of the United Sates and/or other countries or a recession in the United States or other countries could result in a decrease in consumer demands for the Sunbeam Group's products.

                  2. INTERNATIONAL EXPOSURE

                  The Sunbeam Group currently has sales in countries where economic growth has slowed or where economies have been unstable or hyperinflationary in recent years. The economies of other foreign countries important to the Sunbeam Group's operations could also suffer slower economic growth or instability in the future. Economic uncertainty exists in Japan, Korea and other Asian countries, as well as in Mexico, Venezuela and other Latin American countries. The following are among the risks that could negatively affect the Sunbeam Group's operations and sales in foreign markets: new restrictions on access to markets; currency fluctuations; new tariffs; adverse changes in monetary and/or tax policies; inflation; governmental instability; and changes in foreign laws and regulations including tax laws, accounting standards, environmental laws and occupational health and safety laws. Should any of these risks occur, they could impair the Sunbeam Group's ability to export its products and result in a loss of sales and profits from the Sunbeam Group's international operations.

                  3. NEED TO DEVELOP NEW PRODUCTS

                  The Sunbeam Group must develop innovative new products to increase sales and regain profitability. The Sunbeam Group may not be able to meet its schedules for future product development. Failure to develop and manufacture successful new products could have a material adverse effect on the Sunbeam Group's future financial performance.

                  4. COMPETITIVE CONDITIONS

                  The Sunbeam Group's businesses are highly competitive. The Sunbeam Group competes with numerous domestic and foreign competitors, many of whom are financially strong and capable of competing effectively with the Sunbeam Group. Competitors may take actions to match new product introductions and other initiatives. Certain competitors may be willing to reduce prices and accept lower profit margins to compete with the Sunbeam Group. As a result of this competition, the Sunbeam Group could lose market share and sales and suffer losses, which could have a material adverse effect on the Sunbeam Group's future performance.

                  5. CUSTOMERS

                  Due to the consolidation of the retail industry in the United States, the Sunbeam Group's customer base has become relatively concentrated. The Sunbeam Group's five largest customers combined accounted for 31% of 2001 net sales.

                  The Sunbeam Group has no long-term supply contracts with any of its customers. As a result, the Sunbeam Group must receive a continuous flow of new orders from its large, high-volume retailing customers. New orders may become increasingly difficult to secure due to the trend by retailers of increasing the scope of private label or retailer-specific brands, particularly in appliances. The Sunbeam Group has responded to the challenges of its markets by pursuing strategic relationships with large, high-volume merchandisers. However, the Sunbeam Group cannot make assurances that the strategic relationships will result in increased sales or earnings. Furthermore, on-time delivery and satisfactory customer service is becoming increasingly important to Sunbeam Group's customers. There can be no assurance that the Sunbeam Group can continue to successfully meet the needs of its customers.

                  6. CRITICAL RAW MATERIALS AND COMPONENTS

                  Raw materials and components constitute a significant portion of the cost of the Sunbeam Group's goods. Factors which are largely beyond the Sunbeam Group's control, such as movements in commodity prices for the specific material the Sunbeam Group requires, may affect the future cost of such raw materials and components. In addition, any inability of the Sunbeam Group's suppliers to timely deliver raw materials and components or any unanticipated change in the Sunbeam Group's suppliers could be disruptive and costly.

                  A significant failure by the Sunbeam Group to contain raw material or component costs could have a material adverse effect on the Sunbeam Group's future financial performance. In addition, delays or cancellations by suppliers could adversely affect results.

                  7. DEPENDENCE UPON THIRD-PARTY SUPPLIERS AND SERVICE PROVIDERS

                  The Sunbeam Group currently manufactures many of its products, but it sources many of its parts and products from third parties, including international vendors. The Sunbeam Group's ability to select reliable vendors who provide timely deliveries of quality parts and products will impact our success in meeting customer demand for timely delivery of quality products. Any inability of the Sunbeam Group's suppliers to timely deliver quality parts and products or any unanticipated change in suppliers or pricing of products could be disruptive and costly.

                  The Sunbeam Group has entered into various arrangements with third parties for the provision of back-office administrative services that the Sunbeam Group used to perform internally. The Sunbeam Group now outsources some customer service functions and some necessary computer systems servicing, among other things. If any of these third-party service providers failed to perform adequately, the Sunbeam Group's normal business operations could be disrupted. Among other things, this could hurt the Sunbeam Group's sales, collections, customer service, cash flow and profitability.

                  8. PRODUCTION RELATED RISKS

                  To realize sales and operating profits at anticipated levels, the Sunbeam Group must manufacture, source and deliver in a timely manner products of high quality. Among others, the following factors may have a negative effect on the Sunbeam Group's ability to do these things: labor difficulties; scheduling and transportation difficulties; management dislocation; substandard product quality, which can result in higher warranty, product liability and product recall costs; delays in development of quality new products; changes in laws and regulations (domestic and international), including changes in tax rates, accounting standards, environmental laws and occupational health and safety laws; and changes in the availability and cost of labor. Possible resulting product liability expenses may consist of insurance, litigation fees and damages and/or settlement costs, as well as other costs including legal fees and penalties (if any) and lost business and/or good will of product recalls.

                  9.  WEATHER CONDITIONS

                  Weather conditions, including the absence of severe storms, may negatively impact sales of many of the Sunbeam Group's products. The Sunbeam Group may not sell as many portable generators and certain outdoor recreation products as anticipated if there are fewer natural disasters such as hurricanes and ice storms; mild winter weather may negatively impact sales of electric blankets, some health products and smoke detectors; and the late arrival of summer weather may negatively impact sales of outdoor camping equipment and grills.

                  10. RELIANCE ON KEY PERSONNEL

                  The Sunbeam Group's operations and prospects depend in large part on the performance of its senior management team. There can be no assurance that the Sunbeam Group would be able to find qualified replacements for any of these individuals if their services were no longer available. The loss of the services of one or more members of the Sunbeam Group's senior management team could have a material adverse effect on the Sunbeam Group's business, financial condition and results of operations.

                  11. ADVERSE PUBLICITY

                  Adverse publicity or news coverage relating to the Reorganized Debtors may negatively impact the Reorganized Debtors' efforts to establish and promote name recognition and a positive image.

                  12. ABILITY TO REFINANCE CERTAIN INDEBTEDNESS

                  Following the Effective Date, the Reorganized Debtors' and reorganized Sunbeam Corporation's seasonal working capital borrowings and letter of credit requirements are anticipated to be funded under an exit working capital facility. This facility is expected to contain customary covenants, including financial covenants. If the Reorganized Debtors and reorganized Sunbeam Corporation cannot meet these covenants, it would be an event of default. Furthermore, following the Effective Date, the Reorganized Debtors are expected to obtain financing pursuant to an accounts receivables program similar to the program provided by GECC during the Chapter 11 Cases. The Reorganized Debtors' liquidity could be adversely affected by the prices at which the Reorganized Debtors can sell trade accounts receivables under this program or by the termination of this program for any reason, including termination due to an inability to comply with the terms of this program. Furthermore, there can be no assurance that Reorganized Debtors and reorganized Sunbeam Corporation, upon expiration of the exit working capital facility and/or the receivables financing program, will be able to obtain replacement financing to fund future seasonal borrowings and letters of credit, or that such replacement financing, if obtained, will be on terms equally favorable to the Reorganized Debtors and reorganized Sunbeam Corporation.

                  13. FOREIGN WORKING CAPITAL LINES

                  Certain of the Sunbeam Group's foreign businesses fund their working capital or other liquidity needs through foreign working capital lines, some of which are demand lines which may be terminated at any time by the lender. If any of such working capital lines are terminated, there can be no assurance that the Sunbeam Group could replace such working capital lines or if replaced, that they could be replaced on terms acceptable to the Sunbeam Group. The termination of any such working capital lines could have an adverse effect on the liquidity of the Sunbeam Group.

                  14. PROJECTED FINANCIAL INFORMATION

                  The financial projections included in this Disclosure Statement are dependent upon the successful implementation of the Sunbeam Group's business plan and the validity of the other assumptions contained therein. These projections reflect numerous assumptions, including confirmation and consummation of the Plan and the Sunbeam Corporation Plan in accordance with their terms, continued access to the DIP Credit Facility through the Effective Date and access to the Working Capital Facility and the Receivables Securitization Program thereafter, the anticipated future performance of the Sunbeam Group, retail and industry performance, certain assumptions with respect to competitors of the Sunbeam Group, general business and economic conditions and other matters, many of which are beyond the control of the Sunbeam Group. In addition, the risk factors outlined herein and unanticipated events and circumstances occurring subsequent to the preparation of the projections may affect the actual financial results of the Sunbeam Group. Although the Debtors believe that the projections are reasonably attainable, variations between the actual financial results and those projected may occur and be material.

        XI. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND THE
                            SUNBEAM CORPORATION PLAN

                  The following discussion summarizes certain federal income tax consequences of the implementation of the Plan and the Sunbeam Corporation Plan to the Debtors. The following summary does not address the federal income tax consequences to holders whose Claims are entitled to reinstatement or payment in full in Cash, or are otherwise unimpaired under the Plans. The summary also does not address the federal income tax consequences to holders of Secured Bank Claims, as they have engaged independent counsel to advise them of such consequences.

                  The following summary is based on the Internal Revenue Code of 1986, as amended (the "Tax Code"), Treasury Regulations promulgated thereunder, judicial decisions and published administrative rules and pronouncements of the Internal Revenue Service ("IRS") as in effect on the date hereof. Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the federal income tax consequences described below.

                  The federal income tax consequences of the Plan and the Sunbeam Corporation Plan are complex and are subject to significant uncertainties. The Debtors have not requested a ruling from the IRS or an opinion of counsel with respect to any of the tax aspects of the Plan and the Sunbeam Corporation Plan. Thus, no assurance can be given as to the interpretation that the IRS will adopt. In addition, this summary does not address state or local tax consequences of the Plan and the Sunbeam Corporation Plan.

                  ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR

THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

A.       CONSEQUENCES TO THE DEBTORS
         ---------------------------

                  The Sunbeam Group (of which the Debtors are all members and Sunbeam Corporation is the common parent) estimates consolidated net operating loss ("NOL"), capital loss and tax credit carryforwards for federal income tax purposes of approximately $1.2 billion, $50 million and $7 million, respectively, for the taxable year ended December 31, 2001. Of the group's cumulative NOL carryforwards as of December 31, 2001, the Debtors' estimate that approximately $200 million is attributable to Sunbeam Corporation. In addition, certain of the Debtors have additional NOL and tax credit carryforwards pre-dating their acquisition by Sunbeam Corporation that are subject to existing limitations on use. The Debtors also have substantial tax basis in their assets. The amount of the Sunbeam Group's loss and tax credit carryforwards and other tax benefits remain subject to adjustment by the IRS. Moreover, as discussed below, such carryforwards may be substantially reduced or eliminated, or otherwise subject to limitation upon the implementation of the Plan and the Sunbeam Corporation Plan.

                  1. CANCELLATION OF DEBT

                  In general, the Tax Code provides that a debtor in a bankruptcy case must reduce certain of its tax attributes - such as NOL and capital loss carryforwards and current year NOLs, tax credits, and tax basis in assets - by the amount of any cancellations of debt ("COD"). COD is the amount by which the indebtedness discharged exceeds any consideration given in exchange therefor. As a result of the discharge of Allowed Secured Bank Claims, Allowed Subordinated Note Claims and Allowed General Unsecured Claims pursuant to the Sunbeam Corporation Plan, Sunbeam Corporation will suffer COD and attribute deduction, except to the extent that one or more statutory or judicial exceptions to COD and attribute reduction apply (such as where the payment of the cancelled debt would have given rise to a tax reduction). It is unclear whether the reduction in tax attributes occurs on a separate company basis, even though the Sunbeam Group files a consolidated federal income tax return. The Debtors are aware that the IRS has, in certain cases, asserted that such reduction generally should occur on a consolidated basis.

                  The extent of such COD and resulting tax attribute reduction will depend on the fair market value of the Reorganized Sunbeam Common Stock and the New Secured Term Debt distributed pursuant to the Sunbeam Corporation Plan, and the amount of Cash, if any, distributed in discharge of such Allowed Claims. Based on the mid-point of the estimated value of the Sunbeam Group (see Section X of this Disclosure Statement), it is anticipated that Sunbeam Corporation will recognize in the aggregate approximately $1.9 billion of COD. Given the magnitude of the expected COD, it is anticipated that the resulting tax attribute reduction would eliminate all NOL carryforwards and current year losses attributable to Sunbeam Corporation as of the end of the taxable year in which the Effective Date occurs and significantly reduce Sunbeam Corporation's tax basis in its separate company assets as of such time, as well as possibly eliminate the remaining consolidated NOL, capital loss and tax credit carryforwards of the Sunbeam Group.

                  2. LIMITATION ON NOL CARRYFORWARDS AND OTHER TAX ATTRIBUTES

                  Following the implementation of the Plan, any remaining NOL, capital loss and tax credit carryforwards (as well as certain other tax attributes) of the Debtors allocable to periods prior to the Effective Date will be subject to the limitations imposed by section 382 of the Tax Code.

                  Under section 382, if a corporation (or consolidated group) undergoes an "ownership change," the amount of its pre-change losses (including certain losses or deductions which are "built-in," i.e., economically accrued but unrecognized, as of the date of the ownership change) that may be utilized to offset future taxable income generally is subject to an annual limitation. The issuance of Reorganized Sunbeam Common Stock pursuant to the Sunbeam Corporation Plan will constitute an ownership change of the Sunbeam Group.

                  In general, the amount of the annual limitation to which a corporation (or a consolidated group) would be subject is equal to the product of (i) the fair market value of the stock of the corporation (or, in the case of a consolidated group, the common parent) immediately before the ownership change (with certain adjustments) multiplied by (ii) the "long-term tax-exempt rate" in effect for the month in which the ownership change occurs (4.78% for ownership changes occurring in October 2002). For a corporation (or consolidated group) in bankruptcy that undergoes the ownership change pursuant to a confirmed plan, the stock value generally is determined immediately after (rather than before) the ownership change, and certain adjustments that ordinarily would apply do not apply.

                  Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year. However, if the corporation (or the consolidated group) does not continue its historic business or use a significant portion of its assets in a new business for two years after the ownership change, the annual limitation resulting from the ownership change is zero.

                  As indicated above, section 382 can operate to limit built-in losses recognized subsequent to the date of the ownership change. If a loss corporation (or consolidated group) has a "net unrealized built-in loss" at the time of an ownership change (taking into account most assets and items of "built-in" income and deductions), then any built-in losses recognized during the following five years (up to the amount of the original net built-in loss) generally will be treated as pre-change losses and similarly will be subject to the annual limitation. Conversely, if the loss corporation (or consolidated group) has a "net unrealized built-in gain" at the time of an ownership change, any built-in gains recognized during the following five years (up to the amount of the original net built-in gain) generally will increase the annual limitation in the year recognized, such that the loss corporation (or consolidated group) would be permitted to use its pre-change losses against such built-in gain income in addition to its regular annual allowance. Although the rule applicable to net unrealized built-in losses generally applies to consolidated groups on a consolidated basis, certain corporations that join the consolidated group within the preceding five years may not be able to be taken into account in the group computation of net unrealized built-in loss. Such corporations would nevertheless still be taken into account in determining whether the consolidated group has a net unrealized built-in gain. Thus, although somewhat counterintuitive, a consolidated group can be considered to have both a net unrealized built-in loss and a net unrealized built-in gain. In general, a loss corporation's (or consolidated group's) net unrealized built-in gain or loss will be deemed to be zero unless it is greater than the lesser of (i) $10 million or (ii) 15% of the fair market value of its assets (with certain adjustments) before the ownership change. It is unclear whether the Sunbeam Group as a whole will be in a net unrealized built-in gain position on the Effective Date. However, the Debtors' currently anticipate that the Sunbeam Group (excluding certain less than five-year members) will be in a net unrealized built-in loss position on the Effective Date.

                  An exception to the foregoing annual limitation (and built-in gain and loss) rules generally applies where qualified (so-called "old and cold") creditors of the debtor receive at least 50% of the vote and value of the stock of the reorganized debtor pursuant to a confirmed chapter 11 plan, unless the debtor elects otherwise. Under this exception, a debtor's pre-change losses are not limited on an annual basis but are reduced by the amount of any interest deductions claimed during the three years preceding the effective date of the reorganization, and during the part of the taxable year prior to and including the reorganization, in respect of the debt converted into stock in the reorganization. Moreover, if this exception applies, any further ownership change of the debtor within a two-year period will preclude the debtor's utilization of any pre-change losses at the time of the subsequent ownership change against future taxable income. The statute does not address whether this exception can be applied on a consolidated basis or only on a separate company basis.

                  Even if the Debtors or Sunbeam Corporation otherwise qualify for this exception, they may, if they so desire, elect not to have the exception apply and instead remain subject to the annual limitation and built-in gain and loss rules described above. Such election would have to be made in the group's consolidated federal income tax return for the taxable year in which the change occurs.

                  3. ALTERNATIVE MINIMUM TAX

                  In general, an alternative minimum tax ("AMT") is imposed on a corporation's alternative minimum taxable income at a 20% rate to the extent that such tax exceeds the corporation's regular federal income tax. For purposes of computing taxable income for AMT purposes, certain tax deductions and other beneficial allowances are modified or eliminated. For example, a corporation is generally not allowed to offset more than 90% of its taxable income for AMT purposes by available NOL carryforwards. However, recent legislation provides for a temporary waiver of this limitation for AMT NOL carrybacks originating in years ending in 2001 or 2002, or NOL carryforwards to the 2001 and 2002 tax years.

                  In addition, if a corporation (or consolidated group) undergoes an "ownership change" within the meaning of section 382 of the Tax Code and is in a net unrealized built-in loss position (as determined for AMT purposes) on the date of the ownership change, the corporation's (or group's) aggregate tax basis in its assets would be reduced for certain AMT purposes to reflect the fair market value of such assets as of the change date. The application of this provision is unaffected by whether the special bankruptcy exception to the annual limitation (and built-in gain and loss) rules of section 382 applies.

                  Any AMT that a corporation pays generally will be allowed as a nonrefundable credit against its regular federal income tax liability in future taxable years when the corporation is no longer subject to the AMT.

                  4. POSSIBLE TRANSFER OF ASSETS TO NEWCO

                  Pursuant to the Plan, the Debtors may transfer (including, if so desired, by license rather than a complete transfer) all or part of (a) the Selected Businesses to one or more newly formed corporations in exchange for the right to receive Newco Stock and Newco Notes or (b) the Selected Businesses to Newco, in exchange for all or substantially all of the equity interests in such newly formed entity, or in lieu thereof, the Banks may assign their right to acquire such Selected Businesses to Newco in exchange for the equity interests in Newco, and Newco shall acquire such Selected Businesses. Immediately after the transfer, in (a) above, the Transferors would cause a portion of the Newco stock to be transferred directly to the holders of Secured Bank Claims in satisfaction of a portion of such holders' Claims, while the Debtors would continue to hold all or a portion of the Newco stock and notes received.

                  The transfer of assets to the Banks or Newco has been structured as a taxable transaction (a "Taxable Transfer"); however, there is no assurance that the IRS will not take a contrary position. One advantage of the transfer of assets as so structured would be the utilization of the consolidated NOL carryforwards of the Debtors to offset the gain inherent in the transferred assets where such NOL carryforwards might not otherwise be available to offset such gain if and when the assets are subsequently sold to a third party due to the attribute reduction resulting from the discharge of Claims under the Plan and the limitations imposed by section 382. Assuming a Taxable Transfer, the Debtors would expect to recognize a substantial gain upon the transfer. The Debtors estimate that such transfer could result in combined federal, state and local income tax liabilities, plus administrative expenses, ranging up to approximately $1.8 million, depending on the extent of the assets transferred. The Debtors' determination of gain and resulting tax liability is also dependent upon the valuation of the businesses being transferred, their computed tax basis at the date of transfer, and the amount of tax attributes that are attributable to the Debtors at the date of transfer. The Debtors' determination of gain and resulting tax liability could be subject to adjustment on audit by the IRS or other taxing authorities.

                  Newco would obtain an increased aggregate tax basis in the transferred assets equal to their fair market value as of the Effective Date, but would not succeed to any tax attributes (such as NOL carryforwards) of the Debtors. In addition, because Newco would not be a member of the Debtors' consolidated group for federal income tax purposes, Newco would not have access to any prior or future losses or credits of the Debtors.

                  THE FOREGOING SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

         XII. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

                  If the Plan is not confirmed and consummated, the Debtors' alternatives include (i) liquidation of the Debtors under chapter 7 of the Bankruptcy Code and (ii) the preparation and presentation of an alternative plan or plans of reorganization.

A.       LIQUIDATION UNDER CHAPTER 7
         ---------------------------

                  If no chapter 11 plan can be confirmed, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code in which a trustee would be elected or appointed to liquidate the assets of the Debtors. A discussion of the effect that a chapter 7 liquidation would have on the recoveries of holders of Claims is set forth in Section VII.C.4. of the Disclosure Statement. The Debtors believe that liquidation under chapter 7 would result in, among other things, (i) smaller distributions being made to creditors than those provided for in the Plan because of additional administrative expenses attendant to the appointment of a trustee and the trustee's employment of attorneys and other professionals, (ii) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the

Debtors' operations and (iii) the failure to realize the greater, going concern value of the Debtors' assets.

B.       ALTERNATIVE PLAN OF REORGANIZATION
         ----------------------------------

                  If the Plan is not confirmed, the Debtors or any other party in interest could attempt to formulate a different plan of reorganization. Such a plan might involve either a reorganization and continuation of the Debtors' businesses or an orderly liquidation of the Debtors' assets. The Debtors have concluded that the Plan represents the best alternative to protect the interests of creditors and other parties in interest.

                  The Debtors believe that the Plan enables the Debtors to successfully and expeditiously emerge from chapter 11, preserve their businesses and allow creditors to realize the highest recoveries under the circumstances. In a liquidation under chapter 11 of the Bankruptcy Code, the assets of the Debtors would be sold in an orderly fashion which could occur over a more extended period of time than in a liquidation under chapter 7 and a trustee need not be appointed. Accordingly, creditors would receive greater recoveries than in a chapter 7 liquidation. Although a chapter 11 liquidation is preferable to a chapter 7 liquidation, the Debtors believe that a liquidation under chapter 11 is a much less attractive alternative to creditors because a greater return to creditors is provided for in the Plan.

                      XIII. CONCLUSION AND RECOMMENDATION

                  The Debtors believe that confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will provide the greatest recoveries to holders of Claims. Other alternatives would involve significant delay, uncertainty and substantial additional administrative costs. The Debtors urge holders of impaired Claims entitled to vote on the Plan to accept the Plan and to evidence such acceptance by returning their Ballots so that they will be received no later than 4:00 p.m., Eastern Time, on November 8, 2002.

Dated:  New York, New York
        October 2, 2002

                                 AI REALTY MARKETING OF NEW YORK, INC.
                                 BEACON EXPORTS, INC.
                                 BRK BRANDS, INC.
                                 CC OUTLET, INC.
                                 CMO, INC.
                                 COLEMAN ARGENTINA, INC.
                                 COLEMAN INTERNATIONAL HOLDINGS, LLC
                                 COLEMAN POWERMATE, INC.
                                 COLEMAN PUERTO RICO, INC.
                                 COLEMAN VENTURE CAPITAL, INC.
                                 COLEMAN WORLDWIDE CORP.
                                 DDG I, INC.
                                 FAMILY GARD, INC.
                                 FIRST ALERT, INC.
                                 GENERAL ARCHERY INDUSTRIES, INC.
                                 GHI I, INC.
                                 JGK, INC.
                                 KAIMONA, INC.

                                 KANSAS ACQUISITION CORP.
                                 L.A. SERVICES, INC.
                                 LASER ACQUISITION CORP.
                                 NIPPON COLEMAN, INC.
                                 PACKS & TRAVEL CORPORATION
                                 PEARSON HOLDINGS, INCORPORATED
                                 PH III, INC.
                                 RIVER VIEW CORPORATION OF BARLING, INC.
                                 SIERRA CORPORATION OF FORT SMITH, INC.
                                 SI II, INC.
                                 SUNBEAM AMERICAS HOLDINGS, LTD.
                                 SUNBEAM HEALTH & SAFETY COMPANY
                                 SUNBEAM LATIN AMERICA, LLC
                                 SUNBEAM PRODUCTS, INC.
                                 SUNBEAM SERVICES, INC.
                                 SURVIVAL GEAR, INC.
                                 THALIA PRODUCTS, INC.
                                 THE COLEMAN COMPANY, INC.
                                 THL-FA IP CORP.
                                 VERO DUNES VENTURER, INC.
                                 WOODCRAFT EQUIPMENT COMPANY

                                 By: /s/ Steven R. Isko
                                     ------------------------------------
                                 Name:   Steven R. Isko
                                 Title:  Senior Vice President
                                         (Sunbeam Corporation)

                                                                       EXHIBIT A


                             Plan of Reorganization

Filed separately as Exhibit 99.4 to the 8-K filed by Sunbeam Corporation on October 11, 2002.

                                                                  EXHIBITS B-E







[Intentionally Omitted]













                                       2